                               TERM LOAN AGREEMENT

         This TERM LOAN AGREEMENT (the "Loan Agreement") is made by and between EDDINS-WALCHER COMPANY ("EWC") and FRANK'S FUELS, INC. ("FFI"), both Texas corporations (collectively hereinafter referred to as the "Borrowers"), UNITED FUEL & ENERGY CORPORATION, ("UFEC"), a Texas corporation (sometimes referred to as "Corporate Guarantor"), Thomas Kelly, Richard Skillern, Billy
D. Grimes, and Johnny B. Grimes, (collectively referenced as the "Individual Guarantors"), and NEW WEST RESOURCES, INC. ,a Texas corporation with offices at 500 West Wall, Suite 400, Midland, Texas 79701 (the "Lender").

                                    RECITALS

         WHEREAS, Borrowers have requested that the Lender extend to EWC a TWELVE MILLION AND NO/DOLLARS ($12,000,000.00) term loan facility; and

         WHEREAS, Borrowers have requested that the Lender extend to FFI a THREE MILLION AND NO/DOLLARS ($3,000,000.00) term loan facility; and

         WHEREAS, in conjunction with the loans, UNITED FUEL & ENERGY CORPORATION, ("UFEC") shall become the parent of Borrowers, and as such has agreed to guarantee the above referenced term loan facilities; and

         WHEREAS, the Individual Guarantors, each being shareholders of UFEC, have each individually agreed to jointly and severally guarantee the above referenced term loan facilities in the amounts as set forth in this Loan Agreement; and

         WHEREAS, Borrowers have all requisite corporate power and authority to execute, deliver and perform pursuant to this Loan Agreement; and

         WHEREAS, Corporate Guarantor has all requisite corporate power and authority to execute, deliver and perform pursuant to this Loan Agreement; and

         WHEREAS, each of the Individual Guarantors has the legal capacity to execute, deliver, and perform pursuant to this Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other valuable consideration, the parties hereto agree as follows:

                   ARTICLE I.-DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 DEFINED TERMS. As used in this Loan Agreement, the following terms shall have the meaning set out respectively after each:

         "Affiliate" -- Shall mean any Person who, directly or indirectly, controls, is controlled by, or is under common control with, the first Person. For the purposes of this definition, "CONTROL" including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting shares or by contract or otherwise.

         "Borrowers" -- Shall mean Eddins-Walcher Company and Frank's Fuels, Inc. both corporations organized and existing under the laws of the State of Texas.

         "Business Day" -- Shall mean a day on which business is transacted by national banks in Midland, Texas.

         "Capital Lease" -- Shall mean, as of any date, any lease of property, real or personal, that would be capitalized on a balance sheet of the lessee prepared as of that date, in accordance with GAAP.

         "Cash Available for Debt Service" -- Shall mean for the Borrowers based upon their combined Financial Statements determined in accordance with GAAP, in each case for the four (4) quarter period ending on the date of testing, the sum of Net Income PLUS interest expenses, deferred tax expenses, depreciation and amortization LESS non-financed additions to property, plant and equipment.

         "Closing" and "Closing Date" -- Shall mean a date selected by Borrowers and Lender upon which the Loan Agreement and the Loan Documents are to be effective, which date shall be no later than July 12, 2000.

         "Contract Interest Rate" -- Shall mean the Prime Interest Rate plus 1.25%.

         "Corporate Guarantor" -- Shall mean United Fuel & Energy
Corporation, a corporation organized and existing under the laws of the State of Texas.

         "Debt Service Coverage Ratio" -- Shall have that meaning set forth in Section 5.1.10 hereof.

         "Default Rate" -- Shall mean an interest rate at which all past due principal of the Notes shall bear interest until paid, to the extent permitted by applicable law, at the lesser of the following:
                    (i) 18 per cent per annum, or
                    (ii) the Maximum Rate.

         "Dollars" and "$"-- Shall mean dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States.

         "ERISA" -- Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Event of Default" -- Shall mean any of the events specified in
Section 8.1 hereof; provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act; and "Default" shall mean any of such events, whether or not such requirement has been satisfied.

         "EWC Term Note" -- Shall mean the promissory note executed and delivered by EWC to the Lender pursuant to Section 2.1 (b) hereof; in form and substance substantially as set forth on Exhibit "A" hereto.

         "EWC Term Note Deed of Trust" -- Shall mean the Deeds of Trust and Security Agreements executed and delivered by EWC to the Lender pursuant to Sections 3.1(a) and (b) hereof; in form and substance substantially as set forth on Exhibit "C" hereto as pertains to fee simple ownership and Exhibit "C1" as pertains to leasehold interests.

         "FFI Term Note" -- Shall mean the promissory note executed and delivered by FFI to the Lender pursuant to Section 2.2 (b) hereof; in form and substance substantially as set forth on Exhibit "B" hereto.

         "FFI Term Note Deed of Trust" -- Shall mean the Deeds of Trust and Security Agreements executed and delivered by FFI to the Lender pursuant to
Section 3.1(c) and (d) hereof, in form and substance substantially as set forth on Exhibit "E" hereto as pertains to fee simple ownership and Exhibit "E1" as pertains to leasehold interests.

         "Financial Covenants" -- Shall mean those financial covenants set forth in Section 5.1.10 of this Loan Agreement, consisting of the Debt Service Coverage Ratio.

         "Financial Statements" -- Shall mean, individually and cumulatively, those certain balance sheets of each of Borrowers, the related statement of income and changes in cash flow as set forth in Section 5.1.1 of this Loan Agreement, and that certain balance sheet of Corporate Guarantor and the related statement of income and changes in cash flow as set forth in Section 5.2.1.

         "Equipment and Vehicles Security Agreement of Borrower EWC" -- Shall mean that certain Security Agreement executed by EWC pursuant to Section 3.2(a) hereof pertaining to equipment and vehicles in form and substance substantially as set forth in Exhibit "G" hereto.

         "Equipment and Vehicles Security Agreement of Borrower FFI" -- Shall mean that certain Security Agreement executed by FFI pursuant to Section 3.2(b) hereof pertaining to equipment and vehicles in form and substance substantially as set forth in Exhibit "I" hereto.

         "EWC Term Note Maturity Date" -- Shall mean July 12, 2003, unless modified as provided in Section 8.1 hereof.

         "FFI Term Note Maturity Date" -- Shall mean July 12, 2003, unless modified as provided in Section 8.1 hereof.

         "GAAP" -- Shall mean Generally Accepted Accounting Principles.

         "Generally Accepted Accounting Principles" -- Shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of any party to the Loan Agreement, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in Generally

Accepted Accounting Principles, Lender and Borrowers will thereafter negotiate in good faith to revise any covenants of this Loan Agreement affected thereby in order to make such covenants consistent with Generally Accepted Accounting Principles then in effect.

         "Governmental Authority" -- Shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau agency or other governmental authority having jurisdiction over Borrowers or any of its or their business, operations or properties.

         "Guaranty" -- Shall mean any contract, agreement or understanding of a Borrower pursuant to which the Borrower guarantees, or in effect guarantees, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including without limitation, agreements:

                  (i) to purchase Indebtedness or any property that is security therefor;
                  (ii) to advance or supply funds (a) for the purchase or payment of the Indebtedness, or (b) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of the Indebtedness;
                  (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of the Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or
                  (iv) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof,

         except that "GUARANTY" shall not include the endorsement by any Borrower in the ordinary course of business of negotiable instruments or documents for deposit or collection.

         "Indebtedness"-Shall mean, with respect to any Borrower, all indebtedness, obligations and liabilities of the Borrower, including without limitation:

                  (i) all "LIABILITIES" that would be reflected on a balance sheet of the Borrower, prepared in accordance with GAAP;
                  (ii) all obligations of the Borrower in respect of any Guaranty; and
                  (iii) all obligations of the Borrower in respect of any Capital Lease.

         "Indebtedness for Borrowed Money" -- Shall mean, as of any date with respect to the Borrowers, Corporate Guarantor and Individual Guarantors:


                  (i) all Indebtedness represented by notes, bonds, debentures or other evidences of indebtedness, for the repayment of money borrowed,
                  (ii) all Indebtedness representing deferred payment of the purchase price of property,
                  (iii)    all Indebtedness under any Capital Lease,
                  (iv)     all Indebtedness under any Guaranty, and
                  (v) all Indebtedness secured by a Lien on any property or asset.

         "Individual Guarantor's Collateral Pledge Agreement in UFEC Stock" -- Shall mean those four certain Collateral Pledge and Security Agreements executed by each of Thomas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes pursuant to Section 3.5 hereof pertaining to a possessory lien in all of the issued and outstanding stock of UFEC in form and substance substantially as set forth in Exhibits "T1-T4" hereto, and that certain Collateral Pledge and Security Agreement executed by either Dan Moody or Andy Rowe, if either shall exercise their option to purchase up to 5% of the shares of UFEC, pursuant to
Section 3.5 hereof pertaining to a possessory lien in all of the issued and outstanding stock of UFEC in form and substance substantially as set forth in Exhibit "T5" hereto.

         "Interest Payment Date(s) -- Shall mean the last Business Day of each month, commencing July 31, 2000.

         "Interest Period" -- Shall mean, with respect to each Loan, the period commencing:

                  (i) on the date of borrowing of a loan made pursuant to Sections 2.1 and 2.2 of this Loan Agreement; and

                  (ii) in each instance, the period shall end on the first Interest Payment Date following the date of borrowing of a loan or the date of the Note, as applicable, and further provided that:

                           (A) any Interest Period that otherwise would end on a
day that is not a Business Day shall be extended to the next succeeding Business Day UNLESS, the Business Day falls in another month, in which case the Interest Period shall end on the next preceding Business Day; and

                           (B) if the Interest Period for any Loan would
otherwise end after the Termination Date, that Interest Period shall end on the Termination Date.

         "Lender" -- Shall mean New West Resources, Inc., a corporation organized and existing under the laws of the state of Texas.

         "Loan Agreement" -- Shall mean this Term Loan Agreement, as originally executed and as amended or supplemented from time to time.

         "Loan Documents" -- Shall mean the Loan Agreement, the Notes, and those documents reflected as exhibits to this Loan Agreement, as well as any amendments or supplements to such documents.

         "Loans" -- Shall mean the money advanced by the Lender under the Notes pursuant to this Loan Agreement, each individually, a "Loan".

         "Material Adverse Effect" -- shall mean any (i) material adverse effect whatsoever upon the validity, performance or enforceability of any Loan Documents, (ii) material adverse effect upon the financial condition or business operations of either Borrower or Corporate Guarantor, (iii) material adverse effect upon the ability of Borrowers to fulfill obligations under the Loan Documents, or which causes an Event of Default or any event, which with notice or lapse of time or both, could become an Event of Default.

         "Maximum Rate" -- Shall mean that Maximum Rate of interest as set forth in Section 9.11 of this Loan Agreement.

         "Net Income" -- Shall mean with respect to any period, the net earnings (after income taxes) for such period determined in accordance with GAAP.

         "Net Loss" -- Shall mean with respect to any period, the net loss (after adjustment for income taxes) for such period determined in accordance with GAAP.

         "Notes" -- Shall mean the EWC Term Note and the FFI Term Note, each individually a "Note".

         "Officer's Certificate" -- Shall mean a certificate signed in the name of Borrowers by either the Chairman of the Board, the President, one of the Vice Presidents or the Treasurer.

         "PBGC" -- Shall mean the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity having similar responsibilities.

         "Person" -- Shall mean any individual, partnership, corporation, joint venture, association, joint stock company, trust, or unincorporated organization.

         "Plan" -- Shall mean an employee pension or other benefit Plan of Borrowers or any Subsidiary subject to Title IV of ERISA or to which Section 412 of the Internal Revenue Code of 1986, as amended, applies.

         "Prime Interest Rate" -- Shall mean, with respect to each Interest Period, a fluctuating daily interest rate per annum, which rate per annum shall at all times be equal to the "prime rate" published in the "Money Rates" table in THE WALL STREET JOURNAL from time to time, and if multiple prime rates are published, the highest such rate; provided, however, that in the event THE WALL STREET JOURNAL is no longer published or no longer publishes the prime rate in its "Money Rates" table, Lender shall choose a substitute Index Rate that is based upon comparable information. Lender may lend to others at rates at, greater, or less then such fate. After maturity, all amounts outstanding hereunder, to the extent permitted by applicable law, shall, at the option of Lender, bear interest at a per annum rate equal to the Highest Lawful Rate. Each change in the Prime Interest Rate shall become effective, without notice to Borrowers (which notice is hereby expressly waived by Borrowers), on the effective date of such change.

         "Principal Payment Date(s)" -- Shall mean the last Business Day of each month with the first (1st) such Principal Payment Date commencing on July 31, 2000.

         "Reportable Event" -- Shall have the meaning assigned to that term in Title IV of ERISA.

         "Total Required Debt Service" -- Shall mean the sum of (i) current maturities of long-term indebtedness and lease obligations (which lease obligations would, in accordance with Generally Accepted Accounting Principles, be capitalized on the books of Borrower(s)) of Borrower(s) for the one-year period following the date of determination and (ii) interest paid or payable by Borrower(s) on all Indebtedness of Borrower(s) for the one-year period ending on the date of determination, LESS the amount of principal and interest scheduled to be paid on that certain note from Borrowers to Jack Walcher in the original principal sum of $445,451.52 for the one-year period ending on the date of determination.

         "UFEC Collateral Pledge Agreement in EWC and FFI Stock" -- Shall mean that certain Collateral Pledge and Security Agreement executed by UFEC pursuant to Section 3.4 hereof pertaining to a possessory lien in all of the issued and outstanding stock of EWC and FFI in form and substance substantially as set forth in Exhibit "Q" hereto.

         SECTION 1.2 USE OF DEFINED TERMS. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

         SECTION 1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Loan Agreement shall be construed in accordance with GAAP consistently applied.

                   ARTICLE II.--AMOUNT AND TERMS OF THE LOANS

         SECTION 2.1         EWC TERM LOAN AND NOTE.

         (a) The Lender hereby agrees, on the terms and conditions hereinafter set forth, to loan to EWC on the Closing Date the EWC Term Loan in the amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00).

         (b) The EWC Term Loan shall be evidenced by a secured promissory note (the "EWC Term Note") executed and delivered by EWC, payable to the order of the Lender in the principal amount of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00), in substantially the form of Exhibit "A" hereto and dated the Closing Date. The EWC Term Note is payable as hereinafter set forth until July 12, 2003 (the "EWC Term Note Maturity Date") or such earlier date the Holder accelerates the EWC Term Note Maturity Date hereof pursuant to the Loan Agreement.

         (c) The EWC Term Note shall bear interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding until the final Principal Payment Date at a per annum rate equal to the Contract Interest Rate.

         (d) The principal amount of the EWC Term Note shall be repaid in thirty (36) monthly installments, and the first monthly installment of principal shall be due and payable on the first (1st) Principal Payment Date following the Closing Date, and a regular monthly installment of principal shall thereafter be due and payable for thirty-five (35) months on each of the next successive Principal Payment Dates. The first thirty-five (35) payments shall each be in the amount of Sixty-six Thousand Six Hundred Sixty-six and 67/100 Dollars ($66,666.67), with the thirty-sixth (36th) and final and last monthly installment of the EWC Term Note being due on the thirty-sixth (36th) Principal Payment Date, which is the EWC Term Note Maturity Date, when the remaining unpaid principal shall be paid in full, unless modified as provided in Section 8.1 hereof.

         (e) Accrued interest shall be due and payable in arrears on the last day of each Interest Period, commencing on the first (1st) Interest Payment Date subsequent to the Closing Date, and continuing thereafter on each Interest Payment Date. All remaining accrued and unpaid interest is due and payable on the EWC Term Note Maturity Date unless modified as provided in
Section 8.1 hereof ("Termination Date of EWC Term Note").

         SECTION 2.2 FFI TERM LOAN AND NOTE.

         (a) The Lender hereby agrees, on the terms and conditions hereinafter set forth, to loan to FFI on the Closing Date the FFI Term Loan in the amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00).

         (b) The FFI Term Loan shall be evidenced by a secured promissory note (the "FFI Term Note") executed and delivered by FFI, payable to the order of the Lender in the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), in substantially the form of Exhibit "B" hereto and dated the Closing Date. The FFI Term Note is payable as hereinafter set forth until July 12, 2003 (the "FFI Term Note Maturity Date") or such earlier date the Holder accelerates the FFI Term Note Maturity Date hereof pursuant to the Loan Agreement.

         (c) The FFI Term Note shall bear interest from the Closing Date on the unpaid principal amount thereof from time to time outstanding until the final Principal Payment Date at a per annum rate equal to annum rate equal to the Contract Interest Rate.

         (d) The principal amount of the FFI Term Note shall be repaid in thirty-six (36) monthly installments, and the first monthly installment of principal shall be due and payable on the first (1st) Principal Payment Date following the Closing Date, and a regular monthly installment of principal shall thereafter be due and payable for thirty-five (35) months on each the next successive Principal Payment Dates. The first thirty-five (35) payments shall each be in the amount of Sixteen Thousand Six Hundred Sixty-six and 67/100 Dollars ($16,666.67), with the thirty-sixth (36th) and final and last monthly installment of the FFI Term Note being due on the thirty-sixth (36th) Principal Payment Date, which is the FFI Term Note Maturity Date, when the remaining unpaid principal shall be paid in full, unless modified as provided in Section 8.1 hereof.

         (e) Accrued interest shall be due and payable in arrears on the last day of each Interest Period, commencing on the first (1st) Interest Payment Date subsequent to the Closing Date, and continuing thereafter on each Interest Payment Date. All remaining accrued and unpaid interest is due and payable on the FFI Term Note Maturity Date unless modified as provided in Section 8.1 hereof ("Termination Date of FFI Term Note").

         SECTION 2.3 PREPAYMENTS. Borrowers may prepay the EWC Term Loan and or the FFI Term Loan at any time without penalty or premium.

         SECTION 2.4 PAYMENTS AND COMPUTATION OF INTEREST. All payments made under this Loan Agreement on account of principal and interest upon the Notes shall be made to the Lender, not later than 11:00 a.m. (Midland time) on the date of payment, in immediately available funds, at the 500 West Wall office of the Lender in Midland, Texas, or such other place as Lender may direct Borrowers in writing. All interest on a Term Loan shall be computed on the basis of a year of 365 days. At such time as this Loan Agreement shall have been terminated and the Notes shall have been paid in full (together with accrued interest thereon), the Lender shall cancel and return the Notes to Borrowers and execute appropriate releases for any and all such security interests and liens in favor of Lender which secure repayment of the Loans. At the time of any payment, Borrowers shall designate whether such payment applies to the EWC Term Note or the FFI Term Note with an identification of such specific note. In absence of any direction from Borrowers, the Lender shall apply such payments first against accrued interest with respect to the EWC Term Note, then against accrued interest with respect to the FFI Term Note, then against the next installment of principal maturing under the EWC Term Note, then against the next installment of principal maturing under the FFI Term Note, then against the principal amount then outstanding under the EWC Term Note, and then against the principal amount then outstanding under the FFI Term Note, commencing with the first of such notes and continuing to the last thereof.

         SECTION 2.5 USE OF PROCEEDS. The entire proceeds of any Loan under this Loan Agreement to EWC and to FFI shall be used for the corporate purposes of EWC and FFI. The Loan to EWC shall be used for the redemptive purchase of shares of stock in EWC and the refinancing of existing debt. The Loan to FFI shall be used for the refinancing of existing debt.

         SECTION 2.6 COMMITMENT FEE. The Borrowers shall pay to Lender a commitment fee of $45,000.00 upon funding of the Loans.

                             ARTICLE III.--COLLATERAL

         SECTION 3.1 LIEN ON REAL PROPERTY. To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time:

         (a) At Closing EWC shall execute and deliver to the Lender an EWC Term Note Deed Of Trust, pertaining to each of the realty referenced in the attached Exhibit "K" and owned in fee simple by EWC, substantially in the form of Exhibit "C" hereto, granting to the Lender a first priority lien on real property and improvements of EWC, and a first priority security interest in the fixtures located therein or thereon, and two (2) properly executed Financing Statements, one to be filed with the Secretary of State of the State of Texas and the other to be filed with the County Clerk in the county where the real estate is located, substantially in the form of Exhibit "D" hereto.

         (b) At Closing EWC shall execute and deliver to the Lender a EWC Term Note Deed Of Trust, pertaining to each of the realty referenced in the attached Exhibit "L" in which EWC has a leasehold interest, substantially in the form of Exhibit "C1" hereto, granting to the Lender a first priority lien in the leasehold interest and leasehold improvements of EWC, and a first priority security interest in the fixtures located therein or thereon, and two (2) properly executed Financing Statements, one to be filed with the Secretary of State of the State of Texas and the other to be filed with the County Clerk in the county where the real estate is located, substantially in the form of Exhibit "D1" hereto.

         (c) At Closing FFI shall execute and deliver to the Lender a FFI Term Note Deed Of Trust, pertaining to each of the realty referenced in the attached Exhibit "M" and owned in fee simple by FFI, substantially in the form of Exhibit "E" hereto, granting to the Lender a first priority lien on real property and improvements of FFI, and a first priority security interest in the fixtures located therein or thereon, and two (2) properly executed Financing Statements, one to be filed with the Secretary of State of the State of Texas and the other to be filed with the County Clerk in the county where the real estate is located, substantially in the form of Exhibit "F" hereto.

         (d) At Closing FFI shall execute and deliver to the Lender a FFI Term Note Deed Of Trust, pertaining to each of the realty referenced in the attached Exhibit "N" in which FFI has a leasehold interest, substantially in the form of Exhibit "E1" hereto, granting to the Lender a first priority lien in the leasehold interest and leasehold improvements of FFI and a first priority security interest in the fixtures located therein or thereon, and two (2) properly executed Financing Statements, one to be filed with the Secretary of State of the State of Texas and the other to be filed with the County Clerk in the county where the real estate is located, substantially in the form of Exhibit "F1" hereto.

         SECTION 3.2 SECURITY INTEREST IN EQUIPMENT AND VEHICLES. To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time:

         (a) At Closing, EWC shall execute and deliver to the Lender a Security Agreement substantially in the form of Exhibit "G" hereto (the "EWC Security Agreement"), granting a first and prior security interest in the equipment and vehicles of EWC, and one (1) properly executed Financing Statement, in substantially the form of Exhibit "H" hereto.

         (b) At Closing, FFI shall execute and deliver to the Lender a Security Agreement substantially in the form of Exhibit "I" hereto (the "FFI Security Agreement"), granting a first and prior security interest in the equipment and vehicles of FFI, and one (1) properly executed Financing Statement, in substantially the form of Exhibit "J" hereto.

         (c) Borrowers expressly agree to reflect Lender as the first and prior lienholder on Certificates of Title of motor vehicles or other titled vehicles pursuant to Article 6687-1, Vernon's Annotated Revised Civil Statutes (the "Certificate of Title Act") no later than sixty (60) days subsequent to the Closing. Borrowers also agree that any motor vehicles or other titled vehicles acquired subsequent to the date of execution of this Loan Agreement shall be held in trust for the benefit of Lender, and are likewise subject to and governed by the Loan Documents executed of even date with this Loan Agreement. Borrowers agree, therefore, during the term of this Loan Agreement and any renewals, extensions, and modifications thereof, to reflect Lender as the first and prior lienholder on all Certificates of Title, whether acquired prior to or subsequent to the date of this Loan Agreement, and further to provide Lender quarterly (commencing on the first calendar quarter end subsequent to execution of this Loan Agreement) with a listing of the Certificates of Title to all motor vehicles or other titled vehicles owned by the Borrowers, such listing to contain such information reasonably necessary to identify the motor vehicles or other titled vehicles, including specifically the vehicle identification number. Lender may, at any time, request Borrowers to provide Lender with possession of the Certificates of Title to all motor vehicles or other titled vehicles owned by the Borrowers not previously delivered to Lender. Borrowers shall provide Lender with physical possession of the Certificates of Title so requested within five (5) business days subsequent to the written notice from Lender to Borrowers. Absent such request by Lender, Borrowers shall retain in Borrowers' possession all original Certificates of Title.

         SECTION 3.3 GUARANTY AGREEMENTS.

         (a) To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, UFEC shall execute and deliver a Guaranty Agreement substantially in the form of Exhibit "01" hereto, wherein UFEC guarantees the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time.

         (b) To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, each of Thomas Kelly and Richard Skillern shall execute and deliver an Individual Guaranty Agreement substantially in the form of Exhibits "P1-P2" hereto, wherein each of Thomas Kelly and Richard Skillern guarantees the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, in an individual amount not to exceed $1,000,000.00, provided, however, that in the event that the fair market value of the either Thomas Kelly's or Richard Skillern's stock in United Fuel & Energy Corporation which is pledged as security pursuant to the Individual Guarantor's Pledge Collateral Pledge Agreement should exceed the $1,000,000, then amount of the Guarantee shall be increased, ipso facto, to such fair market value, but such increase shall apply only to the pledged stock in United Fuel & Energy Corporation, it being the intent of the parties that the pledge of the stock not be limited by the maximum amount of the personal guarantees.

         (c) To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, each of Billy D. Grimes and Johnny B. Grimes shall execute and deliver an Individual Guaranty Agreement substantially in the form of Exhibits "P3-P4" hereto, wherein each of Billy D. Grimes and Johnny B. Grimes guarantees the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, in an individual amount not to exceed $500,000.00, provided, however, that in the event that the fair market value of the either Billy D. Grimes, or Johnny B. Grimes' stock in United Fuel & Energy Corporation which is pledged as security pursuant to the Individual Guarantor's Pledge Collateral Pledge Agreement should exceed the $1,000,000, then amount of the Guarantee shall be increased, ipso facto, to such fair market value, but such increase shall apply only to the pledged stock in United Fuel & Energy Corporation, it being the intent of the parties that the pledge of the stock not be limited by the maximum amount of the personal guarantees.

         (d) To further secure the repayment of the FFI Note, FFI Loan and the repayment and satisfaction of all other obligations of Borrower FFI under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, Borrower EWC shall execute and deliver a Guaranty Agreement substantially in the form of Exhibit "O2" hereto, wherein EWC guarantees the repayment of the FFI Note, FFI Loan and the repayment and satisfaction of all other obligations of Borrower FFI under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time.

         (e) To further secure the repayment of the EWC Note, EWC Loan and the repayment and satisfaction of all other obligations of Borrower EWC under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, Borrower FFI shall execute and deliver a Guaranty Agreement substantially in the form of Exhibit "O3" hereto, wherein FFI guarantees the repayment of the EWC Note, EWC Loan and the repayment and satisfaction of all other obligations of Borrower EWC under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time.

         SECTION 3.4 SECURITY INTEREST IN CORPORATE STOCK OF BORROWERS. To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, and to secure the performance of UFEC's Guaranty Agreement, UFEC shall execute and deliver a Collateral Pledge Agreement, substantially in the form of Exhibit "Q" hereto, granting to the Lender a first and prior security interest (pledge) in all of the issued and outstanding shares of the capital stock of each of EWC and FFI, and to take such other reasonable action necessary to maintain a perfected first priority interest in and to all of such shares, ALONG WITH an executed Blank Stock Power for EWC stock, in substantially the form as the attached Exhibit "R" and with an executed Blank Stock Power for FFI stock, in substantially the form as the attached Exhibit "S".

         SECTION 3.5 SECURITY INTEREST IN CORPORATE STOCK OF GUARANTOR UFEC. To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, and to secure the performance of the Individual Guaranty Agreements, each of Thomas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes shall execute and deliver an Individual Guarantor's Collateral Pledge Agreement in UFEC Stock, substantially in the form of Exhibits "T1-T4" hereto, granting to the Lender a first and prior security interest (pledge) in all of the issued and outstanding shares of the capital stock of UFEC, ALONG WITH an executed Blank Stock Power for each of Thomas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes, in substantially the form as the attached Exhibits "U1-U4", and to take such other reasonable action necessary to maintain a perfected first priority interest in and to all of such shares. To further secure the repayment of the Notes, Loans and the repayment and satisfaction of all other obligations of Borrowers under this Loan Agreement, and any and all extensions, modifications, increases, and renewals made from time to time, either Dan Moody, or Andy Rowe, if either should exercise his rights to purchase up to 5% of the issued and outstanding shares of UFEC, shall execute and deliver a Collateral Pledge Agreement in UFEC Stock, substantially in the form of Exhibit "T5" hereto, granting to the Lender a first and prior security interest (pledge) in all of the issued and outstanding shares of the said Dan Moody or Andy Rowe in the capital stock of UFEC, ALONG WITH an executed Blank Stock Power for such Dan Moody or Andy Rowe, in substantially the form as the attached Exhibit "U5", and to take such other reasonable action necessary to maintain a perfected first priority interest in and to all of such shares.

         SECTION 3.6 STOCK WARRANT AGREEMENT. At Closing, UFEC shall execute the Stock Warrant Agreement in substantially the form of the attached Exhibit "V" wherein UFEC shall issue warrants to Lender providing for Lender to purchase common stock of UFEC in an amount not to exceed 20% of the issued and outstanding shares of UFEC, at a price of $1,250.00 per share, which UFEC and each Individual Guarantor agree is the fair market value of the UFEC stock.

         SECTION 3.7 INTERCREDITOR AGREEMENT. An intercreditor agreement between Lender and Bank One will be executed in conjunction with the Loans with regard to certain rights and obligations of Lender and Bank One as pertains to liens, secured properties, and enforcement rights, in substantially the form as the attached Exhibit "AC". Pursuant to the InterCreditor Agreement, certain limitations exist with regard to the Lender's rights in proceeding against the collateral set forth in the Article III.

         SECTION 3.8 ASSIGNMENT OF LIFE INSURANCE ON INDIVIDUAL GUARANTORS. As soon as practical, each Individual Guarantor shall obtain and maintain life insurance in form reasonably acceptable to Lender on the following individuals in the amount indicated below and cause such insurance coverage to be pledged, made payable to, or assigned to Lender on forms acceptable to Lender. Lender, at its discretion, may apply the proceeds of any insurance policy to the unpaid balances of any Indebtedness:

         NAME OF INSURED                                      AMOUNT
         ---------------                                      ------
         Thomas Kelly                                         $1,000,000.00
         Richard Skillern                                     $1,000,000.00
         Billy D. Grimes                                      $  500,000.00
         Johnny B. Grimes                                     $  500,000.00

         SECTION 3.9 EXPENSES. Borrowers shall perform any and all acts reasonably requested by the Lender to maintain and perfect the liens and security interests described in Sections 3.1, 3.2, 3.3, 3.4, and 3.5 above, and to effectuate the assignments in 3.6 and 3.7 above, and shall pay all expenses of the Lender reasonably incurred in the granting, perfecting and maintaining of such liens and security interests, including but not limited to any and all recording fees, taxes (including, without limitation, intangibles taxes), attorneys' fees or other charges which are required to be paid as a condition to the filing, recording or validation of such liens or security interests or the preparation or assignment of such interests.

                           ARTICLE IV.--REPRESENTATIONS AND WARRANTIES

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers (Borrower being each corporation which is collectively a part of Borrowers and each and every representation and warranty contained in this Article IV is made individually) represent and warrant to the Lender as of the date of this Loan Agreement and shall be deemed to have represented and warranted to the Lender as of the Closing Date the following:

                  4.1.1 ORGANIZATION STANDING AND QUALIFICATION OF BORROWERS. That Borrowers are corporations duly organized, validly existing and in good standing under the laws of the State of Texas and are qualified to do business, except as otherwise disclosed to the Lender in writing, and are in good standing in each jurisdiction where Borrowers do business and wherein failure to be so qualified would have a Material Adverse Effect on Borrowers' ability to enter into valid contracts, or to sue or be sued.

                  4.1.2 CORPORATE POWERS AND AUTHORIZATION. Borrowers have all requisite corporate power and authority to conduct their business substantially as they are presently conducted and to own their properties. Borrowers have all requisite corporate power and authority to execute, deliver and perform the Loan Documents. The execution, delivery and performance by Borrowers of each of the Loan Documents have been duly authorized by all necessary corporate action and does not and will not (i) require any consent, approval, license or authorization of, or declaration to be filed with any court or Governmental Authority or regulatory body, domestic or foreign, on the part of Borrowers, except as has been obtained or filed by Borrower; (ii) contravene any law, rule, regulation, judgment, decree, or order presently in effect and having applicability to Borrowers, or any provision of their charter or by-laws; (iii) result in a breach of or constitute a default under any agreement for borrowed money or under any other material agreement, lease or instrument to which Borrowers are a party or by which they or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any deed of trust, mortgage, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any properties now owned or hereafter acquired by Borrowers, other than the liens and security interests created pursuant to this Loan Agreement in favor of the Lender.

                  4.1.3 BINDING EFFECT. This Loan Agreement is, and the Notes and each of the other Loan Documents, when duly executed and delivered for value by Borrowers, will be legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

                  4.1.4 LITIGATION. Except for litigation disclosed in the most recent Financial Statements which have been delivered to Lender and litigation arising in the ordinary course of business and for which adequate insurance exists and coverage has been accepted, without reservation of rights of any kind or nature, by Borrower's insurer, which shall be a responsible and reputable insurance company or association, there are no pending, or to the knowledge of Borrowers threatened, actions or proceedings before any court or governmental department, commission, board, bureau, agency, arbitrator or instrumentality, domestic or foreign, which may have a Material Adverse Effect on Borrowers or which, to the knowledge of the officers of Borrowers, seek to question or set aside any of the transactions herein contemplated. Borrowers are not in default with respect to any judgment, suit, injunction, decree, rule or regulation which would have a Material Adverse Effect on the financial condition or operations of Borrowers.

                  4.1.5 TITLE TO PROPERTIES. Borrowers have good title to their properties and assets except for defects in title which do not have a Material Adverse Effect upon Borrowers or those properties or assets for which Lender has expressly waived this requirement in writing prior to the Closing Date.

                  4.1.6 TAX RETURNS. Borrowers have filed all federal, state and local tax returns which are required to be filed, and have paid all taxes as shown on said returns and on all assessments received by them to the extent that such taxes have become due.

                  4.1.7    LIABILITIES. Borrowers do not have any
liabilities, contingent or otherwise, which are to be disclosed pursuant to GAAP, which are not reflected in the most recent Financial Statements of the Borrowers (including the notes thereto) as delivered to Lender.

                  4.1.8 ERISA. Borrowers have met their minimum funding requirements under ERISA with respect to each of their Plans and have not incurred any material liability to the PBGC in connection with any such Plan. No Reportable Event which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan has occurred.

                  4.1.9 MARGIN SECURITIES. Borrowers are not engaged principally in, nor have as one of their important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender, Borrowers will furnish to the Lender in connection with the Loan a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

                  4.1.10   SUBSIDIARIES. Borrowers do not have any
subsidiaries.

                  4.1.11 PRINCIPAL PLACE OF BUSINESS. Borrower EWC's principal place of business is located at 2406 West Wall Street, Midland, Texas 79701, at which its general ledger and other accounting books and records and true and complete copies thereof relating to the accounts and contracts of Borrower EWC is and will be maintained. Borrower FFI's principal place of business is located at 3410 West Loop 338, Odessa, Texas 79764, at which its general ledger and other accounting books and records and true and complete copies thereof relating to the accounts and contracts of Borrower FFI is and will be maintained.

                  4.1.12 INSURANCE. Borrowers carry insurance covering their properties and business in the form and in amounts consistent with past practices and industry standards, and in compliance with the provisions pertaining to insurance as set forth in Paragraph 5.4 of the Term Note Deeds of Trust.

                  4.1.13 HAZARDOUS WASTE, ETC. To the best knowledge of the officers of Borrowers, no Hazardous Waste (as hereinafter defined) has been generated, stored or treated on the premises of Borrower's principal office or any real property owned or leased by Borrowers (collectively, the "Premises") and, to the best knowledge of the officers of Borrowers, no Hazardous Waste has ever been, is being, nor do Borrowers intend for such to be, or is threatened by Borrowers to be spilled, released, discharged, disposed, placed or otherwise caused to be found in the soil or water in, under or upon the Premises during Borrower's ownership or lease of the Premises. Borrowers are not aware of the existence of any of the events or circumstances which would place Borrowers in a position of noncompliance as pertains to the regulation of underground storage tanks, whether occurring or existing prior to Borrower's ownership or lease of the premises, and therefore, represents, to the best knowledge of the officers of Borrowers, that no such event of noncompliance or circumstance has occurred or existed. Also, Borrowers are not aware of the existence of any of the events or circumstances described above occurring or existing prior to Borrower's ownership or lease of the Premises and therefore, represents to the best knowledge of the officers of Borrowers, that no such event or circumstance has occurred or existed. For the purpose of this Loan Agreement, definitions in this 4.1.13 are as reflected in the Resource Conservation and Recovery
Act, as amended by the Hazardous and Solid Waste Amendments, including without limitation Subtitle I, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Solid Waste Disposal Act, the National Environmental Policy Act, and corresponding state and local statutes, ordinances and regulations, including the Texas Solid Waste Disposal Act, as such statutes, ordinances and regulations may be amended, or as defined in any federal or state regulation adopted pursuant to such acts. The term "Hazardous Waste" means "hazardous waste", "hazardous material", "hazardous substance", and "oil" as presently defined therein. However, the term Hazardous Waste expressly does not include those petrochemical products of Borrowers which are held in the ordinary and regular course of business in compliance with applicable environmental laws, statutes, or regulations. Furthermore, the term "underground storage tanks" means those underground storage facilities as it is presently defined therein.

                  4.1.14 TRANSACTIONS WITH AFFILIATES. There are no loans, leases, consulting agreements, royalty agreements or other continuing transactions between Borrowers and any Affiliate, officer or director of Borrowers which are upon terms less favorable to Borrowers than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates.

                  4.1.15 FULL DISCLOSURE. None of the representations or warranties made by Borrowers in this Loan Agreement or in any of the other Loan Documents or in any financial statement, exhibit or document furnished in connection herewith or therewith, as of the respective dates of such representations and warranties, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made not misleading.

                  4.1.16 PRIOR CONSENTS. No consent, approval or authorization of, or filing, registration or qualification with any Governmental Authority on the part of Borrowers is required as a condition to the execution and delivery of this Loan Agreement, the Notes or any other instruments referred to herein.

                  4.1.17 NO DEFAULTS. Except as may have been previously disclosed to Lender, Borrowers are not in default in the payment of principal or interest on any Indebtedness for Borrowed Money, are not in default under any instrument or agreement under or subject to which any Indebtedness for Borrowed Money has been issued, and no event has occurred under the provisions of any such instrument which, with or without the lapse of time or the giving of notice, or both, constitutes or will constitute an event of default thereunder.

                  4.1.18 ADDITIONAL NOTES AND DOCUMENTS. When called upon to do so by the Lender, Borrowers shall make, sign and execute any and all new or amended notes or other security documents or instruments which are reasonably required to satisfy any of the requirements of this Loan Agreement, including any amendments, modifications or replacements for the documents required hereby, provided that same do not materially alter, amend, modify, or change any of the significant terms of such documents, including, for example and without limitation, interest rates or maturity dates.

                  4.1.19 REPAYMENT OF LOANS. Borrowers shall repay the Loans, together with all accrued interest and other sums due and owing thereon, on or before their maturity dates or immediately upon acceleration to maturity pursuant to the terms hereof or of any of the other Loan Documents, as well as any other indebtedness to Lender. Interest shall additionally be paid as it accrues pursuant to the terms of the Notes.

                  4.1.20 REDEMPTION OF STOCK. Commensurate with the funding of the Loans contemplated by this Loan Agreement, Borrower EWC will simultaneously issue stock to UFEC and redeem all of the other issued and outstanding stock of EWC in a redemptive purchase. Borrower EWC warrants and represents that it has all requisite corporate power and authority to execute, deliver and perform the redemption and its related documents. The execution, delivery and performance by Borrower EWC of the redemptive purchase will have been duly authorized by all necessary corporate action and does not and will not (i) require any consent, approval, license or authorization of, or declaration to be filed with any court or Governmental Authority or regulatory body, domestic or foreign, on the part of Borrowers, except as has been obtained or filed by Borrower; (ii) contravene any law, rule, regulation, judgment, decree, or order presently in effect and having applicability to Borrowers, or any provision of their charter or by-laws;
(iii) result in a breach of or constitute a default under any agreement for borrowed money or under any other material agreement, lease or instrument to which Borrowers is a party or by which they or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any deed of trust, mortgage, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any properties now owned or hereafter acquired by Borrowers. The execution, delivery and performance by Borrower EWC of the redemptive purchase will not violate any state or federal laws, and will not create any adverse income tax consequences to EWC. Further, Borrower EWC shall cause the shareholders in Borrower EWC whose shares are being redeemed to execute any and all documents reasonably necessary to effectuate the redemptive purchase.

         SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF CORPORATE GUARANTOR. Corporate Guarantor represents and warrants to the Lender as of the date of this Loan Agreement and shall be deemed to have represented and warranted to the Lender as of the Closing Date the following:

                  4.2.1 ORGANIZATION STANDING AND QUALIFICATION OF BORROWERS. That Corporate Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to do business, except as otherwise disclosed to the Lender in writing, and is in good standing in each jurisdiction where Corporate Guarantor does business and wherein failure to be so qualified would have a Material Adverse Effect on Corporate Guarantor's ability to enter into valid contracts, or to sue or be sued.

                  4.2.2 CORPORATE POWERS AND AUTHORIZATION. Corporate Guarantor has all requisite corporate power and authority to conduct its business substantially as it is presently conducted and to own its properties. Corporate Guarantor has all requisite corporate power and authority to execute, deliver and perform the Loan Documents. The execution, delivery and performance by Corporate Guarantor of each of the Loan Documents has been duly authorized by all necessary corporate action and does not and will not (i) require any consent, approval, license or authorization of, or declaration to be filed with any court or Governmental Authority or regulatory body, domestic or foreign, on the part of Corporate Guarantor, except as has been obtained or filed by Corporate Guarantor; (ii) contravene any law, rule, regulation, judgment, decree, or order presently in effect and having applicability to Corporate Guarantor, or any provision of its charter or by-laws; (iii) result in a breach of or constitute a default under any agreement for borrowed money or under any other material agreement, lease or instrument to which Corporate Guarantor is a party or by which its properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any deed of trust, mortgage, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any properties now owned or hereafter acquired by Corporate Guarantor, other than the liens and security interests created pursuant to this Loan Agreement in favor of the Lender.

                  4.2.3 BINDING EFFECT. This Loan Agreement is, and the Guaranty Agreement and each of the other Loan Documents when duly executed and delivered for value by Corporate Guarantor, will be legal, valid and binding obligations of Corporate Guarantor, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

                  4.2.4 LITIGATION. Except for litigation disclosed in the most recent Financial Statements which have been delivered to Lender and litigation arising in the ordinary course of business and for which adequate insurance exists and coverage has been accepted, without reservation of rights of any kind or nature, by Corporate Guarantor's insurer, which shall be a responsible and reputable insurance company or association, there are no pending, or to the knowledge of Corporate Guarantor threatened, actions or proceedings before any court or governmental department, commission, board, bureau, agency, arbitrator or instrumentality, domestic or foreign, which may have a Material Adverse Effect on Borrowers or which, to the knowledge of the officers of Corporate Guarantor, seek to question or set aside any of the transactions herein contemplated. Corporate Guarantor is not in default with respect to any judgment, suit, injunction, decree, rule or regulation which would have a Material Adverse Effect on the financial condition or operations of Corporate Guarantor.

                  4.2.5 TITLE TO PROPERTIES. Corporate Guarantor has good title to its properties and assets except for defects in title which do not have a Material Adverse Effect upon Corporate Guarantor.

                  4.2.6 TAX RETURNS. Corporate Guarantor has filed all federal, state and local tax returns which are required to be filed, and have paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due.

                  4.2.7 LIABILITIES. Corporate Guarantor does not have any liabilities, contingent or otherwise, which are to be disclosed pursuant to GAAP, which are not reflected in the most recent Financial Statements of the Corporate Guarantor (including the notes thereto) as delivered to Lender.

                  4.2.8 ERISA. Corporate Guarantor has met its minimum funding requirements under ERISA with respect to each of its Plans and has not incurred any material liability to the PBGC in connection with any such Plan. No Reportable Event which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan has occurred.

                  4.2.9 MARGIN SECURITIES. Corporate Guarantor is not engaged principally in, nor have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender, Corporate Guarantor will furnish to the Lender in connection with the Loan a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

                  4.2.10 SUBSIDIARIES. Corporate Guarantor's only subsidiaries, subsequent to the Closing Date, will be EWC and FFI.

                  4.2.11 PRINCIPAL PLACE OF BUSINESS. Corporate Guarantor's principal place of business is located at 2406 West Wall Street, Midland, Texas 79701, at which its general ledger and other accounting books and records and true and complete copies thereof relating to the accounts and contracts of Corporate Guarantor is and will be maintained.

                  4.2.12 INSURANCE. Corporate Guarantor carries insurance covering its properties and business in the form and in amounts consistent with past practices and industry standards.

                  4.2.13 HAZARDOUS WASTE, ETC. To the best knowledge of the officers of Corporate Guarantor, no Hazardous Waste (as hereinafter defined) has been generated, stored or treated on the premises of Corporate Guarantor's principal office or any real property owned or leased by Corporate Guarantor (collectively, the "Premises") and, to the best knowledge of the officers of Corporate Guarantor, no Hazardous Waste has ever been, is being, nor does Corporate Guarantor intend for such to be, or is threatened by Corporate Guarantor to be spilled, released, discharged, disposed, placed or otherwise caused to be found in the soil or water in, under or upon the Premises during Corporate Guarantor's ownership or lease of the Premises. Corporate Guarantor is not aware of the existence of any of the events or circumstances which would place Corporate Guarantor in a position of noncompliance as pertains to the regulation of underground storage tanks, whether occurring or existing prior to Corporate Guarantor's ownership or lease of the premises, and therefore, represents, to the best knowledge of the officers of Corporate Guarantor, that no such event of noncompliance or circumstance has occurred or existed. Also, Corporate Guarantor is not aware of the existence of any of the events or circumstances described above occurring or existing prior to Corporate Guarantor's ownership or lease of the Premises and therefore, represents to the best knowledge of the officers of Corporate Guarantor, that no such event or circumstance has occurred or existed. For the purpose of this Loan Agreement, definitions in this 4.2.13 are as reflected in the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments, including without limitation Subtitle I, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Solid Waste Disposal Act, the National Environmental Policy Act, and corresponding state and local statutes, ordinances and regulations, including the Texas Solid Waste Disposal Act, as such statutes, ordinances and regulations may be amended, or as defined in any federal or state regulation adopted pursuant to such acts. The term "Hazardous Waste" means "hazardous waste", "hazardous material", "hazardous substance", and "oil" as presently defined therein. However, the term Hazardous Waste expressly does not include those petrochemical products of Corporate Guarantor which are held in the ordinary and regular course of business in compliance with applicable environmental laws, statutes, or regulations. Furthermore, the term "underground storage tanks" means those underground storage facilities as it is presently defined therein.

                  4.2.14 TRANSACTIONS WITH AFFILIATES. There are no loans, leases, consulting agreements, royalty agreements or other continuing transactions between Corporate Guarantor and any Affiliate, officer or director of Corporate Guarantor, which are upon terms less favorable to Corporate Guarantor than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates.

                  4.2.15 FULL DISCLOSURE. None of the representations or warranties made by Corporate Guarantor in this Loan Agreement or in any of the other Loan Documents or in any financial statement, exhibit or document furnished in connection herewith or therewith, as of the respective dates of such representations and warranties, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made not misleading.

                  4.2.16 PRIOR CONSENTS. No consent, approval or authorization of, or filing, registration or qualification with any Governmental Authority on the part of Corporate Guarantor is required as a condition to the execution and delivery of this Loan Agreement, the Corporate Guaranty, or any other instruments referred to herein.

                  4.2.17 NO DEFAULTS. Except as may have been previously disclosed to Lender, Corporate Guarantor is not in default in the payment of principal or interest on any Indebtedness for Borrowed Money, is not in default under any instrument or agreement under or subject to which any Indebtedness for Borrowed Money has been issued, and no event has occurred under the provisions of any such instrument which, with or without the lapse of time or the giving of notice, or both, constitutes or will constitute an event of default thereunder.

                  4.2.18 ADDITIONAL NOTES AND DOCUMENTS. When called upon to do so by the Lender, Corporate Guarantor shall make, sign and execute any and all new or amended security documents or instruments which are reasonably required to satisfy any of the requirements of this Loan Agreement, including any amendments, modifications or replacements for the documents required hereby, provided that same do not materially alter, amend, modify, or change any of the significant terms of such documents, including, for example and without limitation, interest rates or maturity dates.

                  4.2.19 REDEMPTION OF STOCK. Commensurate with the funding of the Loans contemplated by this Loan Agreement, Borrower EWC will simultaneously issue stock to UFEC and redeem all of the other issued and outstanding stock of EWC in a redemptive purchase. Corporate Guarantor warrants and represents that it has all requisite corporate power and authority to purchase the shares of stock of Borrower EWC and to execute, deliver and perform the related documents. The execution, delivery and performance by Corporate Guarantor of the purchase of the shares of Borrower EWC will have been duly authorized by all necessary corporate action and does not and will not (i) require any consent, approval, license or authorization of, or declaration to be filed with any court or Governmental Authority or regulatory body, domestic or foreign, on the part of Corporate Guarantor, except as has been obtained or filed by Corporate Guarantor; (ii) contravene any law, rule, regulation, judgment, decree, or order presently in effect and having applicability to Corporate Guarantor, or any provision of its charter or by-laws; (iii) result in a breach of or constitute a default under any agreement for borrowed money or under any other material agreement, lease or instrument to which Corporate Guarantor is a party or by which Corporate Guarantor.

         SECTION 4.3 REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL GUARANTORS. Each Individual Guarantor (each and every representation and warranty contained in this Article W is made individually) represents and warrants to the Lender as of the date of this Loan Agreement and shall be deemed to have represented and warranted to the Lender as of the Closing Date the following:

                  4.3.1 POWER AND AUTHORIZATION. Each Individual Guarantor has all requisite legal capacity to execute, deliver and perform the Individual Guarantee and the applicable Loan Documents. The execution, delivery and performance by Individual Guarantor of any of the Loan Documents does not and will not (i) contravene any law, rule, regulation, judgment, decree, or order presently in effect and having applicability to Individual Guarantor, or (ii) result in a breach of or constitute a default under any agreement for borrowed money or under any other material agreement, lease or instrument to which Individual Guarantor is a party.

                  4.3.2 BINDING EFFECT. This Loan Agreement is, and the Individual Guaranty Agreement and each of the other Loan Documents when duly executed and delivered for value by Individual Guarantor, will be legal, valid and binding obligations of Individual Guarantor, enforceable against each of them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

                  4.3.3 TITLE TO PROPERTIES. Each Individual Guarantor has good title to his properties and assets which are pledged pursuant to this Loan Agreement.

                  4.3.4 TAX RETURNS. Each Individual Guarantor has filed all federal, state and local tax returns which are required to be filed, and have paid all taxes as shown on said returns and on all assessments received by him to the extent that such taxes have become due.

                  4.3.5 LIABILITIES. Individual Guarantor does not have any liabilities, contingent or otherwise, which are to be disclosed pursuant to GAAP, which are not reflected in the most recent Financial Statements of the Individual Guarantor (including the notes thereto) as delivered to Lender.

                  4.3.6 FULL DISCLOSURE. None of the representations or warranties made by Individual Guarantor in this Loan Agreement or in any of the other Loan Documents or in any financial statement, exhibit or document furnished in connection herewith or therewith, as of the respective dates of such representations and warranties, contains any untrue statement of a material fact or omits any material fact necessary to make the statements made not misleading.

                  4.3.7 PRIOR CONSENTS. No consent, approval or authorization of, or filing, registration or qualification with any Governmental Authority on the part of Individual Guarantor is required as a condition to the execution and delivery of this Loan Agreement, the Individual Guarantees or any other instruments referred to herein.

                  4.3.8 NO DEFAULTS. Except as may have been previously disclosed to Lender, Individual Guarantor is not in default in the payment of principal or interest on any Indebtedness for Borrowed Money, is not in default under any instrument or agreement under or subject to which any Indebtedness for Borrowed Money has been issued, and no event has occurred under the provisions of any such instrument which, with or without the lapse of time or the giving of notice, or both, constitutes or will constitute an event of default thereunder.

                  4.3.9 ADDITIONAL NOTES AND DOCUMENTS. When called upon to do so by the Lender, Individual Guarantor shall make, sign and execute any and all new or amended security documents or instruments which are reasonably required to satisfy any of the requirements of this Loan Agreement, including any amendments, modifications or replacements for the documents required hereby, provided that same do not materially alter, amend, modify, or change any of the significant terms of such documents, including, for example and without limitation, interest rates or maturity dates.

                        ARTICLE V.--AFFIRMATIVE COVENANTS

         SECTION 5.1 COVENANTS OF BORROWERS. From the date of this Loan Agreement until the Loan is paid in full and Borrowers have satisfied in full all other obligations hereunder, Borrowers will:

                  5.1.1    FINANCIAL STATEMENTS. Furnish to the Lender:

                  (a) As soon as available and in any event within thirty
(30) days after the end of each fiscal quarter, including the last quarter of each fiscal year, internally prepared:

                           (i) interim financial statements for EWC,
consisting of a balance sheet and related statements of income for the fiscal quarter, and changes in cash flows, in a form consistent with that utilized in the corresponding period of the preceding fiscal year, and all in reasonable detail and duly certified by its Chief Financial Officer as having been prepared in accordance with GAAP consistently applied;

                           (ii) interim financial statements for FFI,
consisting of a balance sheet and related statements of income for the fiscal quarter, and changes in cash flows, in a form consistent with that utilized in the corresponding period of the preceding fiscal year, and all in reasonable detail and duly certified by its Chief Financial Officer as having been prepared in accordance with GAAP consistently applied;

                           (iii) At the time such financial statements
referenced in this paragraph are furnished, an Officer's Certificate as to compliance in the form of Exhibit "W" hereto will be provided; and

                           (iv) A listing of all motor vehicles or other
titled vehicles owned by the Borrowers containing such information reasonably necessary to identify the motor vehicles or other titled vehicles, including specifically the vehicle identification number.

                  (b) Unqualified audited financial statements for each Borrower as soon as available and in any event within ninety (90) days after the end of each fiscal year, consisting of a balance sheet and related statements of income and retained earnings and changes in cash flows for the fiscal year, setting forth in comparative form corresponding figures from the preceding annual financial report, all in reasonable detail with an unqualified opinion to be rendered by an independent certified public accountant of recognized standing, satisfactory to the Lender and selected by Borrowers, as having been prepared in accordance with GAAP applied on a consistent basis with prior years (except for any changes in consistency with which Borrower's independent certified public accountants concur); and the examination of the accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) Annual financial statements for each of Thomas Kelly, Richard Skillern, Billy D. Grimes and Johnny B. Grimes, in form and content acceptable to Lender as soon as available and in any event within ninety (90) days after the end of each calendar year, consisting of a balance sheet and related statement of income;

                  (d) Immediately after the occurrence of a change creating a Material Adverse Effect in the business, properties, conditions or operations, financial or otherwise, of Borrowers, a statement of Borrower's Chief Executive or Chief Financial Officer setting forth details of such change which creates a Material Adverse Effect and the action which Borrowers proposes to take with respect thereto;

                  (e) As soon as possible and in any event within thirty (30) days after Borrowers know or have reason to know that any Reportable Event with respect to any Plan has occurred, the statement of Borrower's Chief Financial Officer or Treasurer setting forth the details of such Reportable Event and the action which Borrowers proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC;

                  (f) Upon any of the officers of Borrowers obtaining knowledge of any Event of Default, Borrowers will forthwith deliver to the Lender an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrowers proposes to take with respect thereto;

                  (g) With reasonable promptness, such other financial data as the Lender may reasonably request.

                  5.1.2 INSPECTION OF PROPERTY AND RECORDS. Upon three (3) business days prior notice, permit any person designated in writing by the Lender, at the expense of the Lender, to visit and inspect any of the properties of Borrowers and to inspect financial records of Borrowers, and to discuss the affairs, finances and accounts with the principal officers of Borrowers, as often as the Lender may reasonably request, provided that any information obtained by the Lender from Borrowers whether as a result of inspections under this Section 5.1.2 or otherwise will be held in strict confidence by the Lender and will not be disclosed to any other person, firm or corporation; and further provided that the Lender may make such disclosure as may be reasonably required by any governmental examining authority or other governmental agency having jurisdiction over the Lender. Borrowers agree to permit Lender, its agents, contractors and employees to enter and inspect any of Borrowers' places of business at any reasonable times upon three (3) business days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrowers are complying with this Loan Agreement. Borrowers shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within three (3) business days of the request therefore. Hazardous materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  5.1.3 MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is presently carried by Borrowers and pursuant to
Section 5.4 of the Term Note Deeds of Trust, and Borrowers shall reflect Lender as a loss payee thereof, subject, however, to the rights of Bank One in and to inventory.

                  5.1.4 CORPORATE EXISTENCE AND STATUS. Preserve and maintain Borrowers' corporate existence in good standing, and preserve and maintain all rights, franchises, permits, licenses, and privileges in the jurisdiction of their incorporation which are material to the conduct of their operations or financial condition, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which Borrowers operate and in which the failure to qualify or remain qualified would have a Material Adverse Effect upon Borrowers.

                  5.1.5 PAYMENT OF TAXES, ETC. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon Borrowers or upon their income or profits, or upon any properties belonging to them, prior to the date on which substantial penalties attach thereto, and all material and lawful claims which, if unpaid, might become a lien or charge upon any properties of Borrowers, except to the extent such material taxes, assessments, governmental charges or levies or claims are being contested in good faith, and Borrowers have established appropriate reserves therefor, in accordance with GAAP.

                  5.1.6 PAYMENT OF FEES AND EXPENSES. Borrowers will, upon request by the Lender, promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of Borrowers under this Loan Agreement or the Loan Documents, or to collect the Notes, or to enforce the rights of the Lender under this Loan Agreement or any other instrument referred to or mentioned herein or executed or to be executed in connection herewith, including any subsequent amendments hereof or waivers hereunder which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, investigation expenses, or any other out-of-pocket expenses reasonably incurred by the Lender in connection with any such matters.

                  5.1.7 COMPLIANCE WITH LAWS. Borrowers will comply in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority except where the failure to so comply, together with all other such failures, would not result in a Material Adverse Effect upon Borrowers, including specifically those environmental statutes as set forth in Section 4.1.13 hereof

                  5.1.8 NOTICE OF LITIGATION OR OTHER CONTINGENT LIABILITIES. Notify the Lender promptly of any actual or potential contingent liabilities or any actions, suits or proceedings instituted by any Person against Borrowers in which the uninsured portion of any claim exceeds ONE HUNDRED THOUSAND AND NO/100 DOLLARS, ($100,000.00) and of any actual or potential contingent liabilities or any actions, suits or proceedings which could seek non-monetary relief which, if granted, would have a Material Adverse Effect on Borrowers, said notice to specify the nature and amount of potential liability or other relief which may be sought, the Person in whose favor the claim, action, suit or proceeding may be made, and any other significant features of the claim. In addition,

Borrowers shall immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations, relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrowers relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. Borrowers shall immediately notify Lender of the remedial action taken by Borrowers with respect to Borrower's business operations.

                  5.1.9 ERISA. Fund each of Borrower's Plans in accordance with the minimum funding requirements under ERISA.

                  5.1.10 FINANCIAL COVENANTS: Each Borrower shall maintain the following financial covenant, based upon the separate Financial Statements of Borrowers:

                           a. DEBT SERVICE COVERAGE RATIO. Maintain at each
fiscal quarter end a ratio of Cash Available for Debt Service to Total Required Debt Service of not less than 1.25:1.

         SECTION 5.2 COVENANTS OF CORPORATE GUARANTOR. From the date of this Loan Agreement until the Loan is paid in full and Borrowers have satisfied in full all other obligations hereunder, Corporate Guarantor will:

                  5.2.1    FINANCIAL STATEMENTS. Furnish to the Lender:

                  (a) As soon as available and in any event within thirty
(30) days after the end of each fiscal quarter, including the last quarter of each fiscal year, internally prepared:

                           (i) interim financial statements for Corporate
Guarantor consisting of a balance sheet and related statements of income for the fiscal quarter, and changes in cash flows, in a form consistent with that utilized in the corresponding period of the preceding fiscal year, and all in reasonable detail and duly certified by its Chief Financial Officer as having been prepared in accordance with GAAP consistently applied; and

                           (ii) At the time such financial statements
referenced in this paragraph are furnished, an Officer's Certificate as to compliance in the form of Exhibit "W" hereto will be provided.

                  (b) Unqualified audited financial statements for Corporate Guarantor as soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year, consisting of a balance sheet and related statements of income and retained earnings and changes in cash flows for the fiscal year, setting forth in comparative form corresponding figures from the preceding annual financial report, all in reasonable detail with an unqualified opinion to be rendered by an independent certified public accountant of recognized standing, satisfactory to the Lender and selected by Corporate Guarantor, as having been prepared in accordance with GAAP applied on a consistent basis with prior years (except for any changes in consistency with which Corporate Guarantor's independent certified public accountants concur); and the examination of the accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) Immediately after the occurrence of a change creating a Material Adverse Effect in the business, properties, conditions or operations, financial or otherwise, of Corporate Guarantor, a statement of Corporate Guarantor's Chief Executive or Chief Financial Officer setting forth details of such change which creates a Material Adverse Effect and the action which Corporate Guarantor proposes to take with respect thereto;

                  (d) As soon as possible and in any event within thirty (30) days after Corporate Guarantor knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of Corporate Guarantor's Chief Financial Officer or Treasurer setting forth the details of such Reportable Event and the action which Corporate Guarantor proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the PBGC;

                  (e) Upon any of the officers of Corporate Guarantor obtaining knowledge of any Event of Default, Corporate Guarantor will forthwith deliver to the Lender an Officer's Certificate specifying the nature thereof; the period of existence thereof, and what action Corporate Guarantor proposes to take with respect thereto;

                  (f) With reasonable promptness, such other financial data as the Lender may reasonably-request.

                  5.2.2 INSPECTION OF PROPERTY AND RECORDS. Upon three (3) business days prior notice, permit any person designated in writing by the Lender, at the expense of the Lender, to visit and inspect any of the properties of Corporate Guarantor and to inspect financial records of Corporate Guarantor, and to discuss the affairs, finances and accounts with the principal officers of Corporate Guarantor, as often as the Lender may reasonably request, provided that any information obtained by the Lender from Corporate Guarantor whether as a result of inspections under this Section
5.2.2 or otherwise will be held in strict confidence by the Lender and will not be disclosed to any other person, firm or corporation; and further provided that the Lender may make such disclosure as may be reasonably required by any governmental examining authority or other governmental agency having jurisdiction over the Lender. Corporate Guarantor agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Corporate Guarantor's places of business at any reasonable times upon three
(3) business days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Corporate Guarantor is complying with this Loan Agreement. Corporate Guarantor shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Corporate Guarantor's business operations within three (3) business days of the request therefore. Hazardous materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  5.2.3 MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is presently carried by Corporate Guarantor and Corporate Guarantor shall reflect Lender as a loss payee thereof.

                  5.2.4 CORPORATE EXISTENCE AND STATUS. Preserve and maintain Corporate Guarantor's corporate existence in good standing, and preserve and maintain all rights, franchises, permits, licenses, and privileges in the jurisdiction of its incorporation which are material to the conduct of its operations or financial condition, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which Corporate Guarantor operates and in which the failure to qualify or remain qualified would have a Material Adverse Effect upon Corporate Guarantor.

                  5.2.5 PAYMENT OF TAXES, ETC. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon Corporate Guarantor or upon its income or profits, or upon any properties belonging to it, prior to the date on which substantial penalties attach thereto, and all material and lawful claims which, if unpaid, might become a lien or charge upon any properties of Corporate Guarantor, except to the extent such material taxes, assessments, governmental charges or levies or claims are being contested in good faith, and Corporate Guarantor has established appropriate reserves therefor, in accordance with GAAP.

                  5.2.6 PAYMENT OF FEES AND EXPENSES. Corporate Guarantor will, upon request by the Lender, promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of Corporate Guarantor under this Loan Agreement or the Loan Documents, or to collect the Notes, or to enforce the rights of the Lender under this Loan Agreement or any other instrument referred to or mentioned herein or executed or to be executed in connection herewith, including any subsequent amendments hereof or waivers hereunder which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, investigation expenses, or any other out-of-pocket expenses reasonably incurred by the Lender in connection with any such matters.

                  5.2.7 COMPLIANCE WITH LAWS. Corporate Guarantor will comply in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority except where the failure to so comply, together with all other such failures, would not result in a Material Adverse Effect upon Corporate Guarantor, including specifically those environmental statutes as set forth in Section 4.2.13 hereof

                  5.2.8 NOTICE OF LITIGATION OR OTHER CONTINGENT LIABILITIES. Notify the Lender promptly of any actual or potential contingent liabilities or any actions, suits or proceedings instituted by any Person against Corporate Guarantor in which the uninsured portion of any claim exceeds ONE HUNDRED THOUSAND AND NO/100 DOLLARS, ($100,000.00) and of any actual or potential contingent liabilities or any actions, suits or proceedings which could seek non-monetary relief which, if granted, would have a Material Adverse Effect on Corporate Guarantor, said notice to specify the nature and amount of potential liability or other relief which may be sought, the Person in whose favor the claim, action, suit or proceeding may be made, and any other significant features of the claim. In addition, Corporate Guarantor shall immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Corporate Guarantor's business operations; and (ii) all claims made or threatened by any third party against Corporate Guarantor relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials. Corporate Guarantor shall immediately notify Lender of the remedial action taken by Corporate Guarantor with respect to Corporate Guarantor's business operations.

                  5.2.9 ERISA. Fund each of Corporate Guarantor's Plans in accordance with the minimum funding requirements under ERISA.

                         ARTICLE VI.--NEGATIVE COVENANTS

         SECTION 6.1 NEGATIVE COVENANTS OF BORROWERS. Borrowers covenant and agree that, until the Loans hereby granted shall have been paid in full, and until Borrowers have satisfied all other obligations hereunder, Borrowers shall not, without the prior written consent of the Lender (if Lender does not provide prior written consent, Lender shall not unreasonably delay its notification to Borrowers of its determination):

                  6.1.1 LIMITATION ON INDEBTEDNESS. Borrowers shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, EXCEPT (i) Indebtedness arising out of this Loan Agreement
(ii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iii) current amounts payable or accrued or other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (iv) Indebtedness of the Borrowers as reflected in the unaudited combined financial statement of the Borrowers as of the Closing Date (v) Indebtedness owing by any Borrower to another Borrower, and (vi) operating leases which are not in contravention of the terms of this Loan Agreement, (vii) Indebtedness arising out of Borrowers' short term credit facility, currently with Bank One, and (viii) Indebtedness for new capital expenditures not to exceed $1,000,000.00 in the aggregate in any one year.

                  6.1.2 CONTINGENT LIABILITIES. Become liable, directly or indirectly, as a surety, guarantor, accommodation endorser or otherwise for the payment or performance of any obligation of any other Person; provided, however, that this Section 6.1.2 shall not be deemed to prohibit the endorsement of negotiable instruments received in the usual course of its business, nor shall this Section 6.1.2 prohibit the guaranty of any obligations to Bank One.

                  6.1.3 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien of an attachment, judgment or execution), securing a charge or obligation, on or of any of its property, real or personal, tangible or intangible, whether now owned or hereafter acquired, except for:

                           (a)      amounts owed to Bank One by EWC for a
revolving line of credit, and secured by accounts receivables, inventory and general intangibles;

                           (b)      amounts owed to Bank One by FFI for a
revolving line of credit, and secured by accounts receivables, inventory and general intangibles;

                           (c)      liens or charges for current taxes,
assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been established in accordance with GAAP;

                           (d)      deposits or pledges to secure:
                                    (i)      statutory obligations;
                                    (ii)     surety or appeal bonds; or
                                    (iii)    bonds for release of attachment,
                                             stay of execution or injunction;

                           (e)      statutory liens arising in the ordinary
course of business which, in the aggregate, do not materially impair the use of such property in its business or materially detract from the value of such property;

                           (f)      liens created pursuant to this Loan
Agreement; and

                           (g)      easements on realty which do not have a
Material Adverse Effect upon Borrowers.

                  6.1.4 DISPOSITION OF ASSETS. Sell, assign, lease as lessor or otherwise dispose of any of its assets except in the ordinary course of business as previously conducted, without the prior written consent of Lender which consent shall be at the sole discretion of Lender.

                  6.1.5 DISCONTINUANCE OF BUSINESS. Allow a significant portion of the business of Borrower(s) to be discontinued.

                  6.1.6 MERGERS AND ACQUISITIONS. Dissolve into or merge or consolidate with any Person, or acquire all or any portion of the capital stock of, or all or substantially all of the assets of, any Person, except where the Borrowers are the surviving entity and the Borrowers have obtained the prior written consent of Lender which consent shall be at the sole discretion of Lender.

                  6.1.7 CHANCE IN MANAGEMENT OR CONTROL. Agree to any merger or consolidation or sale, lease or other transfer of all or substantially all of the property, assets or capital stock of Borrower(s) which results in either a material change in the executive management of Borrowers or in a material change in the ownership of a controlling interest of Borrowers.

                  6.1.8 INVESTMENTS. Purchase or hold beneficially any stock or other securities or evidences of indebtedness of, or make or, permit to exist any interest whatsoever in, or make or permit to exist any loans or advances to, any other Person, except that it may make the following investments:

                           (a) direct obligations of the United States of
America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, provided that the obligations mature within ninety (90) days of the date of acquisition thereof;

                           (b) commercial paper rated "A-I" (or higher)
according to Standard & Poor's Corporation or any successor rating agency, or "P-I" (or higher) according to Moody's Investor's Service, Inc., or any successor rating agency, and maturing not more than one hundred eighty (180) days from the date of creation thereof;

                           (c) readily marketable tax-free municipal bonds of a
domestic issuer maturing in three (3) years or less from the date of acquisition thereof; which are rated "AAA" (or better) by Moody's Investor's Services, Inc. or "Aaa" (or better) by Standard & Poor's Corporation; and

                           (d) time deposits with, and certificates of deposit
and banker's acceptances issued by, any United States bank (A) having capital surplus and undivided profits aggregating at least $1,000,000,000 and whose debt has a rating at the time as of which any Investment therein is made, of "A2" (or higher) according to Standard & Poor's Corporation or any successor rating agency, or "A" (or higher) according to Moody's Investor's Service, Inc. or any successor rating agency, and (B) so long as all such deposits are federally insured.

                  6.1.9 INTERCOMPANY DEALINGS. Make any loans, advances, or transfers to any Affiliate without the prior written consent of the Lender, which consent shall be at the sole discretion of Lender.

                  6.1.10 LIMITATION ON DIVIDENDS. Pay or declare any dividend on any class of their stock or make any other distribution on account of any class of their stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of their stock of any class.

                  6.1.11 CHANGE OF BUSINESS. Change the general character of Borrowers' business as conducted at the date hereof; or engage in any type of business not reasonably related to its business as presently and normally conducted.

                  6.1.12 CHANGE IN THE SELECTION OF THE AUDITORS. Make any change in the selection of the independent certified public accountant rendering the opinion as to the financial condition of Borrowers.

         SECTION 6.2 NEGATIVE COVENANTS OF CORPORATE GUARANTOR. Corporate Guarantor covenants and agrees that, until the Loans hereby granted shall have been paid in full, and until Borrowers have satisfied all other obligations hereunder, Corporate Guarantor shall not, without the prior written consent of the Lender (if Lender does not provide prior written consent, Lender shall not unreasonably delay its notification to Corporate Guarantor of its determination):

                  6.2.1 LIMITATION ON INDEBTEDNESS. Corporate Guarantor shall not incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, EXCEPT (i) Indebtedness arising out of this Loan Agreement (ii) current liabilities for taxes and assessments incurred in the ordinary course of business, (iii) current amounts payable or accrued or other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (iv) Indebtedness of the Corporate guarantor as reflected in the unaudited combined financial statement of the Corporate Guarantor as of the Closing Date (v) Indebtedness owing by Corporate Guarantor to a Borrower, and
(viii) operating leases which are not in contravention of the terms of this Loan Agreement.

                  6.2.2 CONTINGENT LIABILITIES. Become liable, directly or indirectly, as a surety, guarantor, accommodation endorser or otherwise for the payment or performance of any obligation of any other Person; provided, however, that this Section 6.2.2 shall not be deemed to prohibit the endorsement of negotiable instruments received in the usual course of its business, nor shall this Section 6.2.2 prohibit the guaranty of any obligations to Bank One.

                  6.2.3 ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien of an attachment, judgment or execution), securing a charge or obligation, on or of any of its property, real or personal, tangible or intangible, whether now owned or hereafter acquired, except for:

                           (a)      liens or charges for current taxes,
assessments or other governmental charges which are not delinquent or r&main payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and for which appropriate reserves have been established in accordance with GAAP;

                           (b)      deposits or pledges to secure:
                           (i)      statutory obligations;
                           (ii)     surety or appeal bonds; or
                           (iii) bonds for release of attachment, stay of execution or injunction;

                           (c)      statutory liens arising in the ordinary
course of business which, in the aggregate, do not materially impair the use of such property in its business or materially detract from the value of such property;

                           (d)      liens created pursuant to this Loan
Agreement; and

                           (e)      easements on realty which do not have a
Material Adverse Effect upon Corporate Guarantor.

                  6.2.4 DISPOSITION OF ASSETS. Sell, assign, lease as lessor or otherwise dispose of any of its assets except in the ordinary course of business as previously conducted, without the prior written consent of Lender which consent shall be at the sole discretion of Lender.

                  6.2.5 DISCONTINUANCE OF BUSINESS. Allow a significant portion of the business of Corporate Guarantor to be discontinued.

                  6.2.6 MERGERS AND ACQUISITIONS. Dissolve into or merge or consolidate with any Person, or acquire all or any portion of the capital stock of; or all or substantially all of the assets of; any Person, except where the Corporate Guarantor is the surviving entity and the Corporate Guarantor has obtained the prior written consent of Lender which consent shall be at the sole discretion of Lender.

                  6.2.7 CHANCE IN MANAGEMENT OR CONTROL. Agree to any merger or consolidation or sale, lease or other transfer of all or substantially all of the property, assets or capital stock of Corporate Guarantor which results in either a material change in the executive management of Corporate Guarantor or in a material change in the ownership of a controlling interest of Corporate Guarantor.

                  6.2.8 INVESTMENTS. Purchase or hold beneficially any stock or other securities or evidences of indebtedness of; or make or permit to exist any interest whatsoever in, or make or permit to exist any loans or advances to, any other Person, except that it may make the following investments:

                           (a) direct obligations of the United States of
America or any agency thereof; or obligations fully guaranteed by the United States of America or any agency thereof; provided that the obligations mature within ninety (90) days of the date of acquisition thereof;

                           (b) commercial paper rated "A-I" (or higher)
according to Standard & Poor's Corporation or any successor rating agency, or "P-I" (or higher) according to Moody's Investor's Service, Inc., or any successor rating agency, and maturing not more than one hundred eighty (180) days from the date of creation thereof;

                           (c) readily marketable tax-free municipal bonds of
a domestic issuer maturing in three (3) years or less from the date of acquisition thereof; which are rated "AAA" (or better) by Moody's Investor's Services, Inc. or "Aaa" (or better) by Standard & Poor's Corporation; and

                           (d) time deposits with, and certificates of
deposit and banker's acceptances issued by, any United States bank (A) having capital surplus and undivided profits aggregating at least $1,000,000,000 and whose debt has a rating at the time as of which any Investment therein is made, of "A2" (or higher) according to Standard & Poor's Corporation dr any successor rating agency, or "A" (or higher) according to Moody's Investor's Service, Inc. or any successor rating agency, and (B) so long as all such deposits are federally insured.

                  6.2.9 INTERCOMPANY DEALINGS. Make any loans, advances, or transfers to any Affiliate without the prior written consent of the Lender, which consent shall be at the sole discretion of Lender.

                  6.2.10 LIMITATION ON DIVIDENDS. Pay or declare any dividend on any class of their stock or make any other distribution on account of any class of their stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of their stock of any class, other than those transactions as specifically set forth in the option between Corporate Guarantor, its shareholders, and Dan Moody (the "Moody Option", a copy of which is attached hereto and marked Exhibit "AD"), and which transaction is strictly in conformity with the Moody Option, or the Andy Rowe Option, which will be in lieu of and upon substantially identical terms and conditions as the Moody Option, and in any event which options will not exceed five percent (5%) of the currently authorized shares of Corporate Guarantor.

                  6.2.11 CHANGE OF BUSINESS. Change the general character of Corporate Guarantor's business as conducted at the date hereof; or engage in any type of business not reasonably related to its business as presently and normally conducted.

                  6.2.12 CHANGE IN THE SELECTION OF THE AUDITORS. Make any change in the selection of the independent certified public accountant rendering the opinion as to the financial condition of Corporate Guarantor.

                       ARTICLE VII.--CONDITIONS OF LENDING

         SECTION 7.1 CONDITIONS PRECEDENT TO THE CLOSING. This Loan Agreement and the obligation of the Lender to make the Loan hereunder are subject to the conditions precedent that the Lender shall have received on or before the Closing Date all of the following, each dated the Closing Date, in form and substance satisfactory to the Lender and Wayne R. Mathis, legal counsel for the Lender:

         (a) The EWC Term Note, payable to the order of the Lender, as described in Section 2.1 hereof and identified as Exhibit "A", duly executed and delivered by Borrower EWC;

         (b) The FFI Term Note, payable to the order of the Lender, as described in Section 2.2 hereof and identified as Exhibit "B", duly executed and delivered by Borrower FFI;

         (c) The EWC Term Note Deeds Of Trust and the two (2) Financing Statements pertaining to each of the realty referenced in Exhibit K, as described in Section 3.1(a) hereof, duly executed and delivered by EWC.

         (d) The EWC Term Note Deeds Of Trust and the two (2) Financing Statements pertaining to each of the realty referenced in Exhibit L, as described in Section 3.1(b) hereof, duly executed and delivered by EWC.

         (e) The FFI Term Note Deeds Of Trust and the two (2) Financing Statements pertaining to each of the realty referenced in Exhibit M, as described in Section 3.1(c) hereof, duly executed and delivered by FFI.

         (f) The FFI Term Note Deeds of Trust and the two (2) Financing Statements pertaining to each of the realty referenced in Exhibit N, as described in Section 3.1(d) hereof, duly executed and delivered by FFI.

         (g) The EWC Security Agreement pertaining to the equipment and vehicles of EWC, as described in Section 3.2(a) hereof, duly executed and delivered by EWC, as represented by the Security Agreement identified as Exhibit "G", and the Financing Statements as described in Section 3.2(a) hereof, duly executed and delivered by EWC, as represented by the Financing Statements identified as Exhibit "H".

         (h) The FFI Security Agreement pertaining to the equipment and vehicles of FFI as described in Section 3.2(b) hereof, duly executed and delivered by FFI, as represented by the Security Agreement identified as Exhibit "I", and the Financing Statements as described in Section 3.2(b) hereof, duly executed and delivered by FFI, as represented by the Financing Statements identified as Exhibit "J".

         (i)      The Corporate Guaranty Agreement of UFEC as described in
Section 3.3(a) hereof, duly executed and delivered by UFEC, as represented by the Guaranty Agreement identified as Exhibit "O1";

         (j)      The Corporate Guaranty Agreement of EWC as described in
Section 3.3(d) hereof, duly executed and delivered by EWC, as represented by the Guaranty Agreement identified as Exhibit "O2";

         (k)      The Corporate Guaranty Agreement of FFI as described in
Section 3.3(e) hereof, duly executed and delivered by FFI, as represented by the Guaranty Agreement identified as Exhibit "O3";

         (l) The Individual Guaranty Agreements of each of Thomas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes, as described in
Section 3.3(b) hereof, duly executed and delivered by each of Thomas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes, as represented by the Individual Guaranty Agreements identified as Exhibits "PI-P4";

         (m)      The Collateral Pledge Agreement of UFEC as described in
Section 3.4 hereof, duly executed and delivered by UFEC, as represented by the Collateral Pledge Agreement identified as Exhibit "Q", ALONG WITH all of the issued and outstanding stock of EWC and FFI, with an executed Blank Stock Power for EWC, in substantially the form as the attached Exhibit "R" and with an executed Blank Stock Power for FFI, in substantially the form as the attached Exhibit "S";

         (n) The Individual Guarantor's Collateral Pledge Agreement as described in Section 3.5 hereof, duly executed and delivered by each of Thomas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes, as represented by the Individual Guarantor's Collateral Pledge Agreements identified as Exhibits"T1-T4", ALONG WITH all of the issued and outstanding stock of UFEC, with an executed Blank Stock Power for each of ThoMas Kelly, Richard Skillern, Billy D. Grimes, and Johnny B. Grimes, in substantially the form as the attached Exhibits "U1-U4";

         (o) The Stock Warrant Agreement as described in Section 3.6 hereof, duly executed and delivered by UFEC, as represented by the attached Exhibit "V";

         (p) The Assignment of Life Insurance on Individual Guarantors as described in Section 3.7 hereof; duly executed and delivered by UFEC or each such Individual Guarantor, or the reasonable assurance thereof as accepted by Lender in its sole discretion;

         (q) Certified copies of the resolutions of the Board of Directors of each of Borrowers, authorizing the execution, delivery and performance of this Loan Agreement, the EWC Term Note, the FFI Term Note, and any other Loan Documents to be delivered by Borrowers hereunder, and certified copies of all documents evidencing other necessary corporate action with respect to the Loan Documents, which shall certify the names of the officers of Borrowers authorized to sign this Loan Agreement, the EWC Term Note, the FFI Term Note and any other Loan Documents, together with the true signatures of such officers. The Lender may rely conclusively on such certificate until the Lender shall receive a further certificate of the Secretary or the Assistant Secretary of Borrowers canceling or amending any prior certificate and submitting the signatures of the officers named in the further certificate;

         (r) Certificates of Insurance evidencing the insurance policies and coverage maintained as required in Sections 5.1.3 and 5.2.3 hereof and reflecting the Lender as loss-payee thereunder, or the reasonable assurance thereof as accepted by Lender in its sole discretion;

         (s) Certified copies of the resolutions of the Board of Directors of UFEC, authorizing the execution, delivery and performance of the Loan Agreement, the Corporate Guaranty Agreement, the Assignment of UFEC Stock to Lender, the Guarantor's Collateral Pledge Agreement, and the Blank Stock Power of UFEC, and certified copies of all documents evidencing other necessary corporate action which shall certify the names of the officers of Corporate Guarantor authorized to sign the above referenced agreements, together with the true signatures of such officers. The Lender may rely conclusively on such certificate until the Lender shall receive a further certificate of the Secretary or the Assistant Secretary of Corporate Guarantor canceling or amending any prior certificate and submitting the signatures of the officers named in the further certificate;

         (t) A copy of the Articles of Incorporation of each of EWC, FFI and UFEC and all amendments thereto, certified by the Secretary of State of Texas, and dated within thirty (30) days of the date of the Closing Date and a copy of the Bylaws of each of EWC, FFI and UFEC, and all amendments thereto, certified by the Secretary or Assistant Secretary of each of EWC, FFI, and UFEC, respectively, as being true, correct and complete as of the date of such certification.

         (u) Certificates of existence from the Secretary of State of the State of Texas and Certificates of good standing from the Comptroller of Public Accounts of the State of Texas for each of EWC, FFI and UFEC, dated within thirty (30) days of the Closing Date.

         (v) Certificates of Good Standing and Compliance from the New Mexico Public Regulation Commission for each of EWC and FFI and Certificates of Comparison from the New Mexico Public Regulation Commission for each of EWC, FFI, and UFEC, all dated within thirty (30) days of the Closing Date.

         (w) Federal tax identification numbers for each of EWC, FFI, and UFEC;

         (x) A favorable opinion of McMahon, Tidwell, Hansen, Atkins & Peacock, P.C., special counsel for Borrowers, Corporate Guarantor, and the Individual Guarantors, as to the matters covered in Exhibit "AA", which opinion relies upon and incorporates that opinion of Lynch, Chappell & Alsup, Midland, Texas, special counsel for EWC and the individual shareholders of EWC, as to the matters covered in Exhibit "AB";

         (y) An intercreditor agreement between Lender and Bank One, in form mutually agreeable to Lender and Bank One, with regard to certain rights and obligations of Lender and Bank One as pertains to liens, secured properties, and enforcement rights, in substantially the form as the attached Exhibit "AC";

         (z) A certificate signed by a duly authorized officer of each Borrower and of Corporate Guarantor, stating that (to the best knowledge and belief of the officer, after reasonable and due investigation and review of matters pertinent to the subject matter of the certificate): (i) all of the representations and warranties contained in Article IV, and in the other Loan Papers, are true and correct as of the date of Closing; and (ii) no Potential Default or Event of Default has occurred and is continuing or would result.

         (aa) For each parcel of real property for which a Deed of Trust is provided, pursuant to Sections 3.1(a) and (b)hereof:

                  (i) a copy of the Owner's Commitment of Title Insurance, reflecting either EWC or FFI as applicable, as the owner thereof; subject only to the standard printed exceptions, provided however that the exception as to restrictive covenants shall be endorsed "None of Record" except for permitted exceptions and the exception as to area and boundaries shall be deleted, except for "any shortages in area"; and

                  (ii) a Mortgagee's policy of title insurance issued by Ector County Abstract & Title Co., Inc., 300 East Sixth Street, Odessa, Texas 79761 ("TITLE COMPANY"), insuring the liens of the Deeds of Trust on the property set forth in Exhibits K, L, M, & N, as first and prior, with no exceptions other than as reasonably satisfactory to Lender ("TITLE POLICY"), a binding commitment may satisfy this requirement if delivered at closing to Lender and if the Title Policy is delivered to Lender within 10 business days after closing.

                  (iii) a Phase I Environmental Site Assessment with regard to each such property prepared by a firm acceptable to Lender and selected by Borrowers, indicating that the land is free from hazardous contamination and which Phase I Environmental Site Assessment is approved by Lender, it being expressly agreed that Lender shall not be required to close the loan should any of the Phase I Environmental Site Assessments indicate that the land is not from hazardous contamination.

         (ab) For each leasehold interest for which a Deed of Trust is provided, pursuant to Sections 3.1(c) and (c) hereof, if requested by the Lender, an Estoppel Certificate executed by the Landlord thereof substantially in the form of Exhibit "AE" attached hereto.

         (ac) Such supplemental opinions and documents as the Lender may reasonably request, including, but not limited to amending UCC-3's and blank stock powers.

         SECTION 7.2 CONDITIONS SUBSEQUENT TO THE CLOSING. This Loan Agreement is subject to the conditions subsequent that the Lender shall have received on or before sixty (60) days after the Closing Date all of the following, in form and substance satisfactory to the Lender and Wayne R. Mathis, legal counsel for the Lender:

         (a) The Collateral Pledge Agreement as described in Section 3.5 hereof duly executed and delivered by either Dan Moody or Andy Rowe, should either exercise their option to purchase up to 5% of the issued and outstanding shares in UFEC from each of Thomas Kelly, Richard Skillern, Billy
D. Grimes, and Johnny B. Grimes, as represented by the Collateral Pledge Agreement identified as Exhibit "T5", ALONG WITH all of Dan Moody's or Andy Rowe's issued and outstanding stock of UFEC, should either exercise their option, with an executed Blank Stock Power for each of either Dan Moody or Andy Rowe, in substantially the form as the attached Exhibit "US";

         (b) To the extent not provided at closing pursuant to Section 7.1(p) above, the Assignment of Life Insurance on Individual Guarantors as described in Section 3.7 hereof, duly executed and delivered by UFEC or each such Individual Guarantor;

         (c) To the extent not provided at closing pursuant to Section 7.1(r) above, Certificates of Insurance evidencing the insurance policies and coverage maintained as required in Sections 5.1.3 and 5.2.3 hereof and reflecting the Lender as loss-payee thereunder;

         (d) To the extent not provided at closing, all original Certificates of Title of motor vehicles of Borrowers which reflect Lender as the first and prior lienholder thereon;

         (e) To the extent not provided at closing, such remedial real estate filings as are reasonably necessary in the opinion of Lender's counsel to provide Lender with a first priority lien on real property and improvements of EWC and FFI, and a first priority security interest in the fixtures located therein or thereon, and a first priority lien in the leasehold interest and leasehold improvements of EWC and FFI, and a first priority security interest in the fixtures located therein or thereon, with regard to that property set forth on Exhibits K, L, M, & N hereof, as specified in Section 3.1 of this Agreement, and if appropriate, endorsements to the Title Policy pursuant to the terms specified in Section 7.1 (aa) (ii) above.

                        ARTICLE VIII.--EVENTS OF DEFAULT

         SECTION 8.1       EVENTS OF DEFAULT.

         (a)      The following shall constitute Events of Default:

                  (i) Failure by any Borrower to: (1) make any regularly scheduled payment of principal or interest of the Notes within ten (10) business days after such payment is due; or (2) pay any amount other than regularly scheduled payments of principal or interest of the Notes due and Payable under the Loan Agreement within ten (10) business days after notice that such payment is due;

                  (ii) Any Borrower, Corporate Guarantor, or Individual Guarantor makes any material misrepresentation in connection with the execution and delivery of this Loan Agreement, any of the other Loan Documents, or in any certificate furnished pursuant hereto or thereto;

                  (iii) Failure by any Borrower, Corporate Guarantor, or Individual Guarantor to perform any term, covenant (except financial covenants which are addressed in Section 8.1(a) (iv) hereafter, or agreement contained in this Loan Agreement;

                  (iv) Failure by any Borrower to perform that financial covenant contained in Section 5.1.10 of this Loan Agreement, and the continuance of such failure to perform for thirty (30) days after notice thereof shall have been given to Borrowers by the Lender;

                  (v) Any event of default (as defined therein) occurs in any of the other Loan Documents;

                  (vi) The existence of any event which, with the giving of notice or lapse of time, or both, would constitute an event of default under the terms of any agreement or instrument to which any Borrower, Corporate Guarantor, or Individual Guarantor is a party evidencing or securing any obligation of such Borrower, Corporate Guarantor, or Individual Guarantor for borrowed money or the deferred purchase price or the lease of property, if the acceleration of the maturity of the obligation of such Borrower, Corporate Guarantor, or Individual Guarantor would have a Material Adverse Effect upon any Borrower, Corporate Guarantor, or Individual Guarantor;

                  (vii) Any Borrower, Corporate Guarantor, or Individual Guarantor shall (a) apply for or consent to the appointment of; or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
(c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (f) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code;

                  (viii) A proceeding or case shall be commenced, without the application or consent of any Borrower, Corporate Guarantor, or Individual Guarantor, in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts, of any Borrower, Corporate Guarantor, or Individual Guarantor, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower, Corporate Guarantor, or Individual Guarantor or of all or any substantial part of its or his assets, or (c) similar relief in respect of Borrowers, Corporate Guarantor, or Individual Guarantor, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or an order for relief against Borrowers, Corporate Guarantor, or Individual Guarantor shall be entered in an involuntary case under such Bankruptcy Code;

                  (ix) Final judgment for the payment of money in excess of ONE HUNDRED THOUSAND NO/100 DOLLARS ($100,000.00) shall be rendered against any Borrower, Corporate Guarantor, or Individual Guarantor and the same shall remain undischarged or unstayed for a period of forty-five (45) days thereafter; and

                  (x) Any Reportable Event which the Lender determines in good faith constitutes reasonable grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan shall have occurred and the cause thereof shall remain unremedied thirty (30) days after written notice to such effect shall have been given to Borrowers or Corporate Guarantor by the Lender, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any Plan or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

         (b) If an Event of Default shall occur and be continuing, the Lender may declare the Notes, with accrued interest thereon, and all other obligations of Borrowers, Corporate Guarantor, or Individual Guarantors to the Lender under this Loan Agreement or any of the other Loan Documents, to be immediately due and payable. If the Lender declares the Notes due and payable, the Lender shall forthwith deliver to Borrowers such declaration whereupon the Notes with accrued interest thereon shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers. The Lender shall have the right to take any action at law or in equity to collect the amounts due and payable under the Notes and this Loan Agreement.

                            ARTICLE IX--MISCELLANEOUS

         SECTION 9.1 MODIFICATIONS CONSENTS AND WAIVERS, CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any power or right under this Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power preclude the exercise of any other right or power under this Loan Agreement. The remedies herein and in such other Loan Documents provided are cumulative and not exclusive of any remedies provided by law. No amendment, modification, or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrowers, Corporate Guarantor, or Individual Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender. No notice to or demand on Borrowers, Corporate Guarantor, or Individual Guarantors in any case shall, of itself; entitle Borrowers, Corporate Guarantor, or Individual Guarantors to any other or further notice or demand in similar or other circumstances. No provision of this Section 9.1 may be waived, modified or amended without the prior written consent of the Lender.

         SECTION 9.2 ADDRESSES FOR NOTICES. All communications and notices provided for under this Loan Agreement shall be given in writing and shall be mailed via the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, addressed to the parties at the addresses set forth following their signatures hereto, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. It is further agreed that written notice given in any method other than that set forth above shall be effective only when actually delivered to and received by the party to whom it is directed, but the use of other methods of giving notice (including hand delivered and telegraphic notices) are hereby expressly authorized.

         SECTION 9.3 BINDING EFFECT AND ASSIGNMENT. This Loan Agreement shall be binding upon and inure to the benefit of Borrowers, Corporate Guarantor, Individual Guarantors, the Lender, and their respective successors and assigns, except that Borrowers, Corporate Guarantor, or Individual Guarantors may not assign or transfer their rights hereunder without the prior written consent of the Lender. Borrowers, Corporate Guarantor, and Individual Guarantor acknowledge and agree that the Lender may, from time to time, sell or offer to sell interests in the loans evidenced by this Loan Agreement to one or more participants. Borrowers, Corporate Guarantor, and Individual Guarantor authorize any assignee or holder of this Loan Agreement to disseminate any information it has pertaining to the loans evidenced by this Loan Agreement, including, without limitation, complete and current credit information on Borrowers, any of its Affiliates and any Guarantor of this Loan Agreement, only to any such participant or prospective participant, their legal counsel, accountants, and other professional advisors, regulatory officials, and as required by law or legal process or in connection with any legal proceeding.

         SECTION 9.4 GOVERNING LAW. THIS LOAN AGREEMENT, THE NOTES AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, EXCEPT TO THE EXTENT THAT FEDERAL LAW MAY APPLY, ANY SUIT, ACTION OR PROCEEDING AGAINST BORROWERS WITH RESPECT TO THIS LOAN AGREEMENT, THE NOTES, ANY LOAN DOCUMENTS OR ANY JUDGEMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF MIDLAND, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS AS LENDER IN ITS SOLE DISCRETION MAY ELECT AND BORROWERS HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, OR PROCEEDING.

         SECTION 9.5 HEADINGS. Article and Section headings used in this Loan Agreement are for convenience only and shall not affect the construction of this Loan Agreement.

         SECTION 9.6 EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed by the parties to this Loan Agreement individually or in any combinations of the parties to this Loan Agreement in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 9.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Loan Agreement or made in writing by Borrowers, Corporate Guarantor, or Individual Guarantors in connection with this Loan Agreement shall survive the execution and delivery of this Loan Agreement, the Notes and the other Loan Documents.

         SECTION 9.8 COSTS EXPENSES AND TAXES. Except as may be expressly set forth in this Loan Agreement, all statements, reports, certificates, opinions and other documents or information furnished by Borrowers, Corporate Guarantor, or Individual Guarantors to the Lender under this Loan Agreement shall be supplied without cost to the Lender. In addition, Borrowers hereby agrees to pay on demand, whether or not the Loan is made hereunder, (i) all costs and expenses, including the reasonable fees and expenses of counsel, incurred by the Lender in connection with the making of the Loans and the preparation of this Loan Agreement, the other Loan Documents, and any other documents or agreements prepared in connection herewith or therewith, including due diligence and closing of the Loan, including the fees and expenses of counsel (in-house or outside) to Lender in connection with the negotiation and preparation of the Loan documentation, the fees and expenses of Lender in securing Lender's funds in the amount of $15,000,000 from BankUnited, in conjunction with the Loans, the costs of any environmental investigation and audit, appraisal, title insurance premiums, survey and inspection fees, whether or not the Loan actually closes; and (ii) all reasonable costs and expenses of collection (including reasonable attorneys' fees if such obligations are collected by or through an attorney at law) incident to the enforcement, protection or preservation of any right of the Lender under this Loan Agreement or the Notes. Further, Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Loan Agreement, the Notes and any other Loan Document and agrees to save the Lender harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees; provided, however, that none of Borrowers, Corporate Guarantor, or Individual Guarantors shall have liability for any income taxes (federal or state) owing by the Lender as a result of its receipt of interest or other income under any of the Loan Documents.

         SECTION 9.9 TERMINATION OF AGREEMENT This Loan Agreement and the parties' obligations hereunder shall terminate at such time as there are no amounts due under the Notes, and all other obligations of Borrowers under this Loan Agreement or any other Loan Document have been satisfied in full.

         SECTION 9.10 STRICT COMPLIANCE. If any action or failure to act by any Borrower, Corporate Guarantor, or Individual Guarantor violates any covenant or obligation of such Borrower, Corporate Guarantor, or Individual Guarantor as contained in this Agreement, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

         SECTION 9.11 SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Lender, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. The terms of this paragraph shall be deemed to be incorporated into each of the other Loan Documents. To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         SECTION 9.12 NONLIABILITY OF LENDER. The relationship between Borrowers and Lender is, and shall at all times remain, solely that of borrowers and lenders, and Lender does not undertake nor assume any responsibility or duty to Borrowers to review, inspect, supervise, pass judgment upon, or inform Borrowers of any matter in connection with any phase of Borrower's business, operations, or condition, financial or otherwise. Borrowers, Corporate Guarantor, or Individual Guarantors shall rely entirely upon their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to Borrowers, Corporate Guarantor, or Individual Guarantor by Lender in connection with any such matter is for the protection of Lender, and neither Borrowers, Corporate Guarantor, any Individual Guarantor nor any third party is entitled to rely thereon.

         SECTION 9.13 OFFSET. Each of Borrowers, Corporate Guarantor, or Individual Guarantor hereby grants to Lender the right of offset, to secure repayment of the Notes, upon any and all moneys, securities or other property of Borrowers and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or of Borrowers, Corporate Guarantor, or Individual Guarantor whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrowers, Corporate Guarantor, or Individual Guarantor and any and all claims of Borrowers, Corporate Guarantor, or Individual Guarantor against Lender at any time existing.

         SECTION 9.14 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers, Corporate Guarantor, or Individual Guarantor or for debts or claims accruing to any such person against Borrowers, Corporate Guarantor, or Individual Guarantor. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, no conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrowers, Corporate Guarantor, or Individual Guarantor nor to any other person or entity other than Borrowers, Corporate Guarantor, or Individual Guarantor.

         SECTION 9.15. INDEMNITY. Each of Borrower, Corporate Guarantor, and Individual Guarantor shall indemnify, defend (with counsel chosen by Lender), and hold harmless Lender and its directors, officers, affiliates, agents, attorneys, and employees (individually, an "INDEMNITEE" and collectively, the "INDEMNITEES", from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense (including interest, penalties, attorney's fees and amounts paid in settlement) to which the Indenmitees may become subject arising out of this Agreement and the other Loan Documents other than those that arise by reason of gross negligence or willful misconduct of Indemnitees and excluding pre-default normal and customary internal loan administration expenses, BUT INCLUDING THOSE ARISING FROM THE NEGLIGENCE OF ANY INDEMNITEE. Borrower and Corporate Guarantor shall also indemnify, defend (with counsel chosen by the Indemnitee), and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnitee, with respect to or as a direct or indirect result of the violation by Borrower or of its Affiliates of any Environmental Law; or with respect to or as a direct or indirect result of Borrower or its Affiliates' use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Material on, under, from, or about real property. Each of the Borrower, Corporate Guarantor and Individual Guarantor agrees not to assert any claim against Lender, any of its affiliates, or any of its directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. The provisions of and undertakings and indemnifications set forth in this Section 9.15 shall survive (a) the satisfaction and payment of the Notes upon termination of this Agreement and (b) the release of any liens held by Lender on real property or the extinguishment of such liens by foreclosure or action in lieu thereof.

         SECTION 9.16 EXTENSION OF TERMS. ff Lender should decide, in its sole discretion, to extend the Loans beyond their stated term, and/or advance funds to Borrowers subsequent to the expiration of the original term of this Loan Agreement, or if Borrowers shall be indebted to Lender for any reason prior to the execution of' or upon the expiration of, the original term of this Loan Agreement, then the terms hereof shall be and remain in full force and effect as to all such indebtedness and it shall apply to said indebtedness without the execution of any new documents. THIS SECTION SHALL NOT IMPLY ANY OBLIGATION ON THE PART OF LENDER TO EXTEND THE MATURITY DATES OF THE LOAN OR TO RENEW ANY INDEBTEDNESS OF BORROWERS.

THIS TERM LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties to this Loan Agreement have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized and the individuals set forth below to be effective of July 12, 2000.

         BORROWERS:

                  EDDINS-WALCHER COMPANY


                  By: /s/ Dan Moody
                     ------------------------
                  Name: Dan Moody
                       ----------------------
                  Title:   President
                  ADDRESS: 2406 West Wall Street
                           Midland, Midland County, Texas 79701
                           Fax (913) 498-8282

                  FRANK'S FUELS, INC.

                  By: /s/ Billy D. Grimes
                     ------------------------
                  Name: Billy D. Grimes
                       ----------------------
                  Title:   President
                  ADDRESS: 3410 West Loop 338
                           Odessa, Ector County, Texas 79764
                           Fax (915) 335-9652

         CORPORATE GUARANTOR:

                  UNITED FUEL & ENERGY CORPORATION

                  By: /s/ Richard C. Skillern
                     ------------------------
                  Name: Richard C. Skillern
                       ----------------------
                  Title:   President
                  ADDRESS: 4411 Cardinal Lane,
                           Midland, Midland County, Texas 79707
                           9.5

         INDIVIDUAL GUARANTORS:

                  /s/ Thomas Kelly
                  -------------------------------
                  THOMAS KELLY
                  ADDRESS: 4411 Cardinal Lane
                           Midland, Midland County, Texas 79707
                           Fax (915) 498-8282


                  /s/ Richard Skillern
                  ------------------------------
                  RICHARD SKILLERN
                  ADDRESS: 3316 Trails End
                           Odessa, Ector County, Texas 79762
                           Fax (915) 498-8282


                  /s/ Billy D. Grimes
                  ------------------------------
                  BILLY D. GRIMES
                  ADDRESS: 1700 Knoll Schwope Road
                           Spring Branch, Comal County, Texas 78070
                           Fax (915) 498-8282


                  /s/ Johnny E. Grimes
                  ------------------------------
                  JOHNNY E. GRIMES
                  ADDRESS: 6010 ECR 103
                           Midland, Midland County, Texas 79706
                           Fax (915) 498-8282

LENDER:

                  NEW WEST RESOURCES, INC.


                  By: /s/ John D. Parker
                     ---------------------------
                  Name: John D. Parker
                  Title:
                  ADDRESS: 500 West Wall
                           Midland, Midland County, Texas 79701
                           Fax (915) 684-0333